                                                                  EXHIBIT 10.2
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                        AMENDED AND RESTATED CREDIT CARD
                        RECEIVABLES PURCHASE AGREEMENT
                           ___________________________
                                      among
                                HURLEY STATE BANK,
                                    as Seller,
                           SPS PAYMENT SYSTEMS, INC.,
                                 as Servicer,
                         DEAN WITTER, DISCOVER & CO.,
                            as Limited Guarantor,
                          BARTON CAPITAL CORPORATION,
                                as Purchaser,
                                    and
                               SOCIETE GENERALE,
                                  as Agent
                             _______________________
                           dated as of April 15, 1997

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                                 TABLE OF CONTENTS
ARTICLE I DEFINITIONS                                                        1
  Section 1.1 Definition                                                     1
ARTICLE II PURCHASE AND SALE OF PURCHASED INTEREST                           2
  Section 2.1 Purchase and Sale of Purchased Interest                        2
  Section 2.2 Issuance of Barton Certificate; Payment of Original Certificate
  Amount                                                                     2
  Section 2.3 Voluntary Termination of Commitment or Reduction of Program
  Amount; Increase in Program Amount                                         2
  Section 2.4 Increase of Certificate Amount                                 3
  Section 2.5 Additional Accounts                                            3
  Section 2.6 Removal of Accounts; Removal of Inactive Accounts              5
  Section 2.7 Special Removal of Accounts                                    6
  Section 2.8 Commercial Paper                                               7
  Section 2.9 Clean-Up Option                                                7
ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS                        8
  Section 3.1 Representations and Warranties of HSB, the Servicer and the
  Limited Guarantor                                                          8
  Section 3.2 Representations, Warranties and Covenants Concerning the
  Receivables and the Accounts                                              11
  Section 3.3 Transfer of Purchased Interest; Transfer of Ineligible
  Receivables                                                               12
  Section 3.4 Covenants of HSB                                              14
  Section 3.5 Covenants of the Servicer                                     16
  Section 3.6 Covenants of the Limited Guarantor                            18
ARTICLE IV ADMINISTRATION, COLLECTIONS AND OTHER OBLIGATIONS                19
  Section 4.1 Designation of Servicer; Compensation of Servicer             19
  Section 4.2 Duties of Servicer                                            19
  Section 4.3 Establishment of Accounts                                     20
  Section 4.4 Allocations of Collections                                    21
  Section 4.5 Determination Date Statement                                  22
  Section 4.6 Purchased Percentage of Finance Charge Collections            22
  Section 4.7 Purchased Percentage of Principal Collections                 24
  Section 4.8 Termination                                                   24
  Section 4.9 Remittances to the Company                                    25
  Section 4.10 Other Rights of the Agent                                    25
  Section 4.11 Adjustments for Reversals                                    26
  Section 4.12 Annual Accountants Report                                    26
  Section 4.13 Annual Statement as to Compliance                            26
ARTICLE V MERGER AND CONSOLIDATION                                          26
  Section 5.1 Merger or Consolidation of HSB, SPS or Limited Guarantor      26
ARTICLE VI TERMINATION EVENTS; SERVICING TRANSFER EVENTS                    27
  Section 6.1 Termination Events                                            27
  Section 6.2 Remedies                                                      28
  Section 6.3 Successor Servicer                                            29
  Section 6.4 Agent to Act; Appointment of Successor                        30
  Section 6.5 Monitoring                                                    31

ARTICLE VII INDEMNIFICATION                                                 31
  Section 7.1 Indemnification                                               31
  Section 7.2 Yield Protection                                              32
  Section 7.3 Withholding Taxes                                             34
ARTICLE VIII CONDITIONS OF PURCHASE                                         35
  Section 8.1 Conditions Precedent                                          35
  Section 8.2 Conditions Precedent to Effectiveness, Additional Accounts,
  Removed Accounts and Maintenance of Net Certificate Amount                36
ARTICLE IX THE LIMITED GUARANTEE                                            36
  Section 9.1 Limited Guarantee                                             36
ARTICLE X  THE AGENT                                                        38
  Section 10.1 Authorization and Action                                     38
  Section 10.2 Agent's Reliance, Etc                                        38
  Section 10.3 Agent and Affiliates                                         38
ARTICLE XI ASSIGNMENT OF PURCHASED INTEREST                                 38
  Section 11.1 Restrictions on Assignments                                  38
  Section 11.2 Rights of Assignee                                           39
  Section 11.3 Evidence of Assignment; Endorsement on Barton Certificate    39
  Section 11.4 Rights of the Banks and Collateral Agent                     39
ARTICLE XII MISCELLANEOUS                                                   39
  Section 12.1 Notices, etc                                                 39
  Section 12.2 Successors and Assigns                                       41
  Section 12.3 Severability Clause                                          41
  Section 12.4 Amendments; Governing Law                                    42
  Section 12.5 HSB's Obligations                                            42
  Section 12.6 No Bankruptcy Petition Against the Company                   42
  Section 12.7 Setoff                                                       42
  Section 12.8 No Recourse                                                  42
  Section 12.9 Costs and Expenses                                           42
  Section 12.10 No Waiver; Remedies                                         42
  Section 12.11 Further Assurances                                          43
  Section 12.12 Confidentiality                                             43
  Section 12.13 Company's Purchase Decision                                 43
  Section 12.14 Rating Agency Notices                                       44
  Section 12.15 Counterparts                                                44
  Section 12.16 Headings                                                    44
APPENDIX A
  DEFINITIONS                                                              A-1


                                     SCHEDULES

Schedule I                Annual Receivables Information
Schedule II               Annual Accountants Report
Schedule III              Confidentiality Contact List
Schedule IV               Concentration Percentages
Schedule V                Locations of Records


                                     EXHIBITS

Exhibit A                 Form of Barton Certificate (existing)
Exhibit B                 Form of Supplemental Conveyance
Exhibit C                 Form of Reassignment
Exhibit D                 Form of Inactive Account Reassignment
Exhibit E                 Form of Special Reassignment
Exhibit F                 Account Schedule
Exhibit G                 Opinion of In-house counsel
Exhibit H                 Opinion of Faegre & Benson LLP -- RE:  Perfection
                           in Cash Collateral Account
Exhibit I                 [reserved]
Exhibit J                 Form of Assignment
Exhibit K                 Form of Credit Card Agreement
Exhibit L                 Form of Determination Date Statement
Exhibit M                 Form of Merchant Agreement
Exhibit N                 Form of Certificate of Hurley State Bank



                  AMENDED AND RESTATED CREDIT CARD RECEIVABLES
                               PURCHASE AGREEMENT
  AMENDED AND RESTATED CREDIT CARD RECEIVABLES PURCHASE AGREEMENT (as amended or supplemented from time to time, this "Agreement"), dated as of April 15, 1997, among BARTON CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, the "Company"), SOCIETE GENERALE, a French banking corporation ("Societe Generale"), as agent for the Company (in such capacity, the "Agent"), HURLEY STATE BANK, a South Dakota bank (together with its successors and assigns, "HSB"), DEAN WITTER, DISCOVER & CO., a Delaware corporation, as limited guarantor (together with its successors and assigns, the "Limited Guarantor"), and SPS PAYMENT SYSTEMS, INC., a Delaware corporation ("SPS"), as servicer (together with its successors and assigns, the "Servicer").
                        WITNESSETH:
  WHEREAS, the parties hereto are party to a Credit Card Receivables Purchase Agreement dated as of December 30, 1992, as heretofore amended, which the parties now desire herewith to amend and restate in its entirety pursuant to the terms and subject to the conditions hereinafter set forth;
  WHEREAS, subject to the terms and conditions of this Agreement, HSB desires to continue to transfer and assign to the Company, and the Company desires to acquire from HSB, a fractional undivided interest in all of HSB's right, title and interest in, to and under the Receivables (as hereinafter defined) now existing or hereafter created and certain related property;
  WHEREAS, the Company's interest in the Receivables is evidenced by a certificate (the "Barton Certificate") representing an interest in the Receivables now existing and hereafter created in the Accounts (as hereinafter defined) set forth on the Account Schedule (as hereinafter defined), substantially in the form set forth in Exhibit A hereto;
  WHEREAS, subject to the terms and conditions of this Agreement, HSB has sold such Barton Certificate to the Company;
  WHEREAS, the Company has requested SPS to undertake the collection and servicing responsibilities in respect of its interest in the Receivables; and
   WHEREAS, Societe Generale has been requested, and is willing, to continue to act as the Agent for the Company.
  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
                                     ARTICLE I
                                    DEFINITIONS
  Section 1.1  Definitions.
  (a) For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings specified in Appendix A. All other capitalized terms used herein shall have the meanings specified herein.
  (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Appendix A, and accounting terms partly defined in Appendix A, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.
  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, clauses, Schedules and Exhibits in or to this Agreement unless otherwise specified.
                                  ARTICLE II
                      PURCHASE AND SALE OF PURCHASED INTEREST
  Section 2.1 Purchase and Sale of Purchased Interest. By execution of this Agreement, HSB does hereby assign, transfer and convey to the Company, and the Company does hereby purchase and accept, without recourse, a fractional undivided interest in all of its right, title and interest in, to and under (i) all Receivables now existing or hereafter created and arising under Accounts,
(ii) all now existing or hereafter arising instruments, documents, agreements, books and records relating to the foregoing (including, without limitation, computer tapes and disks on which data relating to the Transferred Property is stored, but excluding computer hardware and proprietary or licensed software),
(iii) all Merchant Fees remitted by the Seller to the Collection Account, (iv) all Recoveries, (v) all monies due or to become due with respect to the foregoing and (vi) all proceeds (as defined in Section 9-306 of the Uniform Commercial Code) of the foregoing (the "Transferred Property").
  The foregoing conveyance constitutes a purchase and assumption of the Transferred Property only and does not constitute an assumption by the Company of any obligations of HSB, the Servicer or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor. In the event such assignment, transfer and conveyance is not deemed to be a sale of the Transferred Property by HSB to the Company, HSB hereby grants to the Agent for the benefit of the Company a security interest in the Transferred Property. HSB hereby further grants to the Agent for the benefit of the Company a security interest in the Cash Collateral Account and any amounts on deposit therein. This Agreement shall be deemed to constitute a security agreement (as defined in Section 9-105(1)(1) of the Uniform Commercial Code).
  Section 2.2 Issuance of Barton Certificate; Payment of Original Certificate Amount. In consideration of the payment of the Original Certificate Amount, the receipt of which is hereby acknowledged, HSB has issued to the Company, without recourse, except to the extent expressly specified herein, the Barton Certificate in the form of Exhibit A.
  Section 2.3 Voluntary Termination of Commitment or Reduction of Program Amount; Increase in Program Amount.
  (a) HSB may, upon at least thirty Business Days' notice to the Agent, terminate the Commitment in whole or reduce in part the Program Amount; provided, however, that (i) each partial reduction shall be in an amount equal to $5,000,000 and in integral multiples of $1,000,000 thereafter, unless such partial reduction is in connection with a removal under Section 2.7, in which case there shall be no minimum amount, and (ii) after giving effect to such reduction, the remaining Program Amount shall not be less than the lesser of
(x) $100,000,000 and (y) the Net Certificate Amount.
  (b) The Program Amount may be increased from time to time, by written notice of request given by HSB to the Agent at least twenty Business Days before the requested effective date of such requested increase, and by written notice of acceptance given by the Company and the Agent not later than five Business Days prior to such requested effective date. The Agent shall notify the Rating Agencies of any request to increase the Program Amount and the Agent and the Company shall not agree to any such increase unless the Rating Agencies shall have notified the Agent in writing that such increase will not result in a reduction or withdrawal of its rating of the Commercial Paper.
  Section 2.4 Increase of Certificate Amount. Subject to the conditions set forth in Section 8.2, and, in the case of Additional Accounts, Section 2.5, upon the request of HSB, the Company shall acquire on any Business Day prior to the Termination Date a fractional undivided ownership interest in the Receivables existing in Accounts in a specified amount (the "Additional Certificate Amount") that is in addition to the then outstanding Certificate Amount; provided, that after giving effect to such acquisition, (a) the Purchased Interest shall not exceed 95%, (b) the Certificate Amount shall not exceed the Program Amount and (c) the Cash Collateral Account shall be Fully Funded. The Company shall make a payment to HSB in immediately available funds equal to such Additional Certificate Amount on the date of such acquisition. Each such acquisition shall be made upon at least three Business Days' prior written notice from HSB to the Agent. Any Additional Certificate Amount shall be reflected in the grid attached to the Barton Certificate or otherwise in the Company's records. The increase in the Certificate Amount resulting from the Additional Certificate Amount shall be deemed effective at the close of business on the immediately preceding Collection Period End Date.
  Section 2.5  Additional Accounts.
  (a) From time to time prior to the Termination Date, the Company and the Agent agree that, subject to the conditions set forth in Section 2.5(b) and the limitation contained in Section 2.5(c), HSB may designate additional revolving credit accounts to be included as Accounts hereunder the Receivables of which shall be subject to the Purchased Interest ("Additional Accounts") as of the close of business on any Collection Period End Date (the "Additional Cut-Off Date").
  (b)  HSB and the Agent agree that any such designation pursuant to subsection
(a) of Additional Accounts shall be subject to the satisfaction of the following conditions:
    (i) On or before the seventh Business Day prior to the date of transfer (the "Addition Date") or, if the Seller Amount on any Collection Period End Date, as calculated on the fifth Business Day after such Collection Period End Date is less than 5% of the Receivables Balance, on or before the Business Day prior to the Addition Date (which Addition Date shall be the second Business Day after the date of such calculation), HSB shall give the Company and the Agent written notice that Additional Accounts will be included as Accounts and specifying (A) the estimated aggregate balance of the Principal Receivables that are Eligible Receivables as of the Additional Cut-Off Date in such Additional Accounts (which shall be definitively updated on or before the Addition Date), (B) the Merchants with respect to such Additional Accounts and
(C) the most recently available historical information with respect to all individual revolving credit accounts maintained by HSB pursuant to the Merchant Agreements to which each of such Merchants is a party, presented separately for each Merchant. The Agent shall provide such information with respect to such Additional Accounts to the Rating Agencies;
    (ii) In connection with the addition of such Additional Accounts, the Agent shall not have notified HSB in writing on or before the third Business Day after the Agent's receipt of the notice described in clause (i) above, that, in the reasonable determination of the Agent (accompanied by a calculation set forth in writing in reasonable detail and on the basis of the historical information provided by HSB pursuant to such clause (i) above), such addition would have a material adverse effect on the Portfolio Yield or the Delinquency Ratio;
    (iii) Either (A) each Rating Agency shall have notified the Agent in writing that the addition of such Additional Accounts will not result in a reduction or withdrawal of its rating of the Commercial Paper or (B) if (I) as of the last day of the immediately preceding calendar year, the number of Accounts designated as Additional Accounts pursuant to this Section 2.5 with respect to such calendar year or the amount of Principal Receivables in such Accounts, as applicable, as of the Additional Cut-Off Date with respect to each such Additional Account, is less than a number equal to 20% of the number of Accounts or the Receivables Balance, as applicable, in each case as of the first day of such calendar year; and, as of the last day of the immediately preceding three calendar month period, the number of Accounts designated as Additional Accounts pursuant to this Section 2.5 with respect to such three month period, or the amount of Principal Receivables in such Accounts, as applicable, as of the Addition Date with respect to each such Additional Account, is less than a number equal to 15% of the number of Accounts or the Receivables Balance, as applicable, in each case as of the first day of such three month period, and (II) the Merchants with respect to the Additional Accounts are Merchants which have been reviewed by the Rating Agencies in connection with the Agreement, each Rating Agency will receive prior notice of the addition of such Additional Accounts (together with the names of the Merchants related to such Additional Accounts), but will not be required to affirm its rating of the Commercial Paper; provided, that in connection with an addition of Accounts because the Seller Amount is less than 5% of the Receivables Balance, such Rating Agency confirmation shall not be required;
    (iv) If the Agent does not provide the notice as described in clause (ii) above, HSB shall randomly select from Accounts generated with respect to the proposed Merchants, Eligible Additional Accounts having Principal Receivables that are Eligible Receivables with an aggregate unpaid balance as of such Additional Cut-Off Date substantially similar to that notified to the Agent pursuant to the parenthetical to Section 2.5(b)(i)(A).
    (v) The aggregate balance of the Principal Receivables in the Additional Accounts as of the Additional Cut-Off Date shall not be less than $100,000;
    (vi)  Each Additional Account shall be an Eligible Additional Account;
    (vii) HSB shall have remitted to the Servicer all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;
    (viii) On or prior to the Addition Date, HSB, the Agent and the Company shall have executed a supplemental conveyance in substantially the form of Exhibit B (the "Supplemental Conveyance"), provided that it shall be understood that the microfiche attached to Exhibit B may be delivered within five Business Days of such Addition Date;
    (ix) The conditions precedent set forth in Section 8.2 shall have been satisfied;
    (x) On or prior to the Addition Date, HSB shall have executed and filed any and all amendments to the UCC financing statements previously filed as the Agent may reasonably request;
    (xi) In connection with any addition of Accounts requiring the approval of the Rating Agencies, HSB shall have delivered to the Agent, on or before the seventh Business Day preceding the related Addition Date, the information required by the Rating Agencies; and
    (xii) In connection with any addition of Accounts not requiring the approval of the Rating Agencies, HSB shall have delivered to the Agent on or before the seventh Business Day preceding the related Addition Date, a calculation demonstrating compliance with Section 2.5(b)(iii)(B) as well as a schedule demonstrating continued compliance with the Concentration Limit.
  (c) HSB hereby agrees that, if at any time the rating of the long-term unsecured debt of UAL Corporation is reduced (but only for so long as any such rating shall be so reduced) to below BB by S&P or Ba2 by Moody's, thereafter, it shall not designate as Additional Accounts pursuant to Section 2.5(a) Accounts with respect to which UAL Corporation is the Merchant. HSB hereby further agrees that, if at any time the rating of the long-term unsecured debt of AMR Corp. is reduced (but only for so long as any such rating shall be so reduced) to below BB by S&P or Ba2 by Moody's, thereafter, it shall not designate as Additional Accounts pursuant to Section 2.5(a) Accounts with respect to which American Airlines, Inc. is the Merchant.
  Section 2.6  Removal of Accounts; Removal of Inactive Accounts.
  (a) Subject to the conditions set forth in Section 2.6(b) below, HSB may, but shall not be obligated to, designate from time to time prior to the Termination Date, certain Accounts for removal from the definition of Account and for reassignment of the Purchased Interest in the Receivables existing thereunder ("Removed Accounts") as of the close of business on the Collection Period End Date (the "Removal Date").
  (b) HSB shall be permitted to designate and remove Accounts and require the reassignment to it of the Purchased Interest in Receivables existing thereunder pursuant to subsection (a) only upon satisfaction of the following conditions:
    (i) On or before the seventh Business Day prior to the Removal Date (the "Removal Notice Date"), HSB shall have given the Company and the Agent written notice that the Purchased Interest in such Receivables and Removed Accounts is to be reassigned to HSB on the specified Removal Date and on or before the Removal Date HSB shall have specified the aggregate balance of the Principal Receivables as of the Removal Date in such Removed Accounts, stated separately by Merchant. The Agent shall provide such information with respect to such Removed Accounts to the Rating Agencies;
    (ii) In connection with the removal of such Removed Accounts, the Agent shall not have notified HSB in writing on or before the third Business Day of the Agent's receipt of the notice described in clause (i) above, that, in the reasonable determination of the Agent (accompanied by a calculation set forth in writing in reasonable detail), (A) such removal would have a material adverse effect on the Portfolio Yield or the Delinquency Ratio or (B) cause a Termination Event to occur;
    (iii) Each Rating Agency shall have notified the Agent in writing that the removal of such Removed Accounts will not result in a reduction or withdrawal of its rating of the Commercial Paper;
    (iv)[reserved];
    (v)The aggregate balance of the Principal Receivables in the Removed Accounts shall not be less than $100,000 as of the Removal Date;
    (vi) After giving effect to the removal of the Removed Accounts on the Removal Date, the Seller Amount shall neither be less than $5,000,000 nor less than 5% of the Receivables Balance;
    (vii) The conditions precedent set forth in Section 8.2 shall have been satisfied; and
    (viii) On or prior to the Removal Date, HSB shall have delivered to the Company for execution a written assignment in substantially the form of Exhibit C (the "Reassignment"); provided that it shall be understood that the microfiche attached to Exhibit C may be delivered within five Business Days of such Removal Date.
  Upon satisfaction of the above conditions, the Company shall execute and deliver the Reassignment to HSB, and the Purchased Interest shall no longer include an interest in such Receivables existing in the Removed Accounts and such Removed Accounts shall no longer be included in the definition of Account.
  (c)  Notwithstanding the provisions of paragraphs (a) and (b) above and
Section 2.7, HSB may designate from time to time at any time prior to the Termination Date any Inactive Account for removal from the definition of Accounts and reassignment to it of the Purchased Interest in the Receivables existing thereunder. HSB shall notify the Company and the Agent in writing of any such removal and shall deliver to the Company for execution a written assignment in substantially the form of Exhibit D (the "Inactive Account Reassignment") with respect to any such Inactive Account. The Company shall execute and deliver the Inactive Account Reassignment to HSB, and the Purchased Interest shall no longer include the Receivables existing under such Inactive Account and such Inactive Account shall be deleted from the definition of Account.
  Section 2.7  Special Removal of Accounts.
  (a) If at any time a Merchant notifies HSB of its intention to purchase all or any substantial portion of the Receivables outstanding under the Merchant Agreement to which such Merchant is a party, subject to the conditions set forth below, HSB shall designate the Accounts with respect to such Merchant for removal of the Purchased Interest in the Receivables existing thereunder and removal of such Accounts from the definition of Account (the "Removed Merchant Accounts") on any Business Day (the "Special Removal Date").
  (b) HSB shall be permitted to remove Removed Merchant Accounts pursuant to subsection (a) and remove the Purchased Interest in the Receivables existing thereunder only upon satisfaction of the following conditions:
    (i) At least forty-five days prior to the Special Removal Date (the "Special Removal Notice Date"), HSB shall have given the Company and the Agent written notice that the Purchased Interest in such Receivables and Removed Merchant Accounts is to be reassigned to HSB and on or before the Business Day preceding the Special Removal Date HSB shall have specified the aggregate balance of the Principal Receivables in such Removed Merchant Accounts as of the Special Removal Date based on a cut-off date five Business Days preceding such Special Removal Date. The Agent shall provide such information with respect to such Removed Merchant Accounts to the Rating Agencies;
    (ii) If the removal of the Receivables in the Removed Merchant Accounts would cause the Seller Amount to be less than 5% of the Receivables Balance on the Special Removal Date, after giving effect to the addition of Eligible Receivables in Additional Accounts pursuant to Section 2.5 on or prior to such date, HSB shall, on the Special Removal Date, remit an amount equal to the amount by which such reduced Seller Amount would be less than 5% of the Receivables Balance to the Servicer; and
    (iii) On or prior to the Special Removal Date, HSB shall have delivered to the Company for execution a written assignment in substantially the form of Exhibit E (the "Special Reassignment"); provided that it shall be understood that the microfiche attached to Exhibit E may be delivered within five Business Days of such Special Removal Date.
  Upon satisfaction of the above conditions, the Company shall execute and deliver the Special Reassignment with respect to the Removed Merchant Accounts to HSB, and the Purchased Interest shall no longer include an interest in such Receivables and Removed Merchant Accounts. Any remittance by HSB to the Servicer as provided in clause (ii) above shall be considered Principal Collections and shall be applied, prior to the Termination Date, in accordance with Section 4.7(a)(ii) and, on and after the Termination Date, in accordance with Section 4.7(b).
  Section 2.8 Commercial Paper. The Agent shall select the term of the Commercial Paper from time to time in its discretion, after consultation with HSB; provided, however, that the Agent shall use reasonable efforts, taking into account market conditions, to accommodate HSB's preferences.
  Section 2.9  Clean-Up Option.
  (a) On any Remittance Date on or after any date on which the aggregate balance of the Purchased Percentage of Receivables is equal to or less than 5% of the highest Program Amount, HSB shall have the right to repurchase the Purchased Interest in the Transferred Property. HSB shall give the Agent and the Company at least five Business Days' prior written notice of such repurchase. In lieu of the remittances otherwise to be made pursuant to Sections 4.6 and 4.7 on the Remittance Date on which the repurchase is scheduled to be made, HSB shall, on such Remittance Date, make available for distribution by the Servicer pursuant to Sections 4.6 and 4.7 an amount equal to (i) the Net Certificate Amount on such date, plus (ii) an amount equal to all interest accrued but unpaid on the Barton Certificate at the Certificateholder's Interest Rate to such Remittance Date plus (iii) an amount equal to the sum of (A) the amount of the Company's existing obligations which comprise Carrying Costs but which have not yet accrued, been reserved for or paid, including the Interest Component on all outstanding Commercial Paper used to fund the Purchased Interest that will not mature on or prior to such Remittance Date but that will accrue in the future, but excluding the amount of any Program Fee or Commitment Fee which has not yet accrued and (B) the amount of the Purchased Percentage of the Servicing Fee payable pursuant to Section 4.1(c) on such Remittance Date. Such payment of the repurchase price (excluding the amount described in clause (B) above) shall be considered a payment in full of the entire amount, if any, to be distributed to the holder of the Barton Certificate.
  (b) On the Remittance Date on which the amount described in Section 2.9(a) above (less the amount described in clause (B) thereof) has been paid to the Company by the Servicer, the Company shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to HSB, without recourse, representation or warranty, other than a representation by the Company that it has not created any liens or similar encumbrances on the Transferred Property which have not been released, all the right, title and interest of the Company in and to the Transferred Property and shall return to HSB the Barton Certificate for cancellation. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by HSB to effect the conveyance of the Purchased Interest in the Transferred Property pursuant to this Section 2.9(b).
  (c) The Agent, on behalf of the Company, shall invest any amounts received from HSB pursuant to Section 2.9(a) with respect to outstanding Commercial Paper which has not yet matured and Carrying Costs which have not yet accrued in Permitted Investments. If the Agent receives any such amounts by 10:00 a.m., New York City time, on the Remittance Date, the Agent shall invest such amounts in Permitted Investments described in clause (ii) of the definition thereof maturing, in each case, no later than the date on which such Commercial Paper matures or such Carrying Costs are payable by the Company, as the case may be. If the Agent receives any such amounts after 10:00 a.m., New York City time, on the Remittance Date, the Agent shall invest such amounts in Permitted Investments described in clause (iii) thereof until the next Business Day and, thereafter, shall invest such amounts in Permitted Investments described in clause (ii) of the definition thereof maturing, in each case, no later than the date on which such Commercial Paper matures or such Carrying Costs are payable by the Company, as the case may be. Within two Business Days of the payment by the Company of any Commercial Paper or Carrying Costs, as the case may be, the Agent shall remit to HSB the investment income on the amount paid by the Company.
                                   ARTICLE III
                     REPRESENTATIONS, WARRANTIES AND COVENANTS
  Section 3.1 Representations and Warranties of HSB, the Servicer and the Limited Guarantor. Each of HSB, the Servicer and the Limited Guarantor represents and warrants, but in each case solely as to itself, to the Company and the Agent that:
  (a) In the case of the Servicer and the Limited Guarantor, it has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and, in the case of HSB, it is a banking corporation duly organized and existing and is authorized to transact banking business under the laws of the State of South Dakota and, in each case, is duly qualified to do business, and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in each jurisdiction in which the conduct of its business requires such qualification, licenses and approvals, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.
  (b) It has full corporate power and authority to own its properties and to conduct its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, in the case of HSB, to issue the Barton Certificate.
  (c) The execution, delivery and performance by it of this Agreement, the issuance of the Barton Certificate by HSB and the consummation of the transactions contemplated hereby have been, and, as of each Addition Date, the execution, delivery and performance by HSB of the related Supplemental Conveyance will have been, duly and validly authorized by all requisite corporate action and will not conflict with or result in a breach of any of the material terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien upon any of its property or assets pursuant to the terms of, any material indenture, mortgage, deed of trust, loan agreement, receivables purchase agreement or other agreement or instrument by which it is bound or to which it is a party or any of its property or assets is subject, nor will such action result in any violation of any Requirement of Law applicable to it; no consent, approval, authorization, order, registration, filing, qualification, license, notice or permit of, to or with any Governmental Authority is required to be obtained by or with respect to it in connection with the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, including the issuance by HSB of the Barton Certificate; and, as of each Addition Date, no consent, approval, authorization, order, registration, filing, qualification, license, notice or permit of, to or with any Governmental Authority is required to be obtained by or with respect to it in connection with the execution, delivery and performance by HSB of the related Supplemental Conveyance and the consummation of the transactions contemplated thereby.
  (d) This Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally (including creditors of South Dakota state banks), and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
  (e) The Barton Certificate has been duly and validly authorized, executed and delivered by HSB in accordance with the terms hereof, and is validly issued and outstanding, enforceable against HSB by the holder thereof in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally (including creditors of South Dakota state banks), and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
  (f) As of each Addition Date, the related Supplemental Conveyance will have been duly and validly authorized, executed and delivered by HSB and will constitute the valid and legally binding obligation of HSB, enforceable against HSB in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and subject as to enforceability to general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or law).
  (g) There are no actions, proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, administrative agency or other tribunal (i) which, in its good faith judgment, is reasonably likely to have a material adverse effect on its business, operations, properties, assets or financial condition, (ii) asserting the invalidity of this Agreement, the Barton Certificate or, as of each Addition Date, the related Supplemental Conveyance, (iii) questioning the consummation by it of any of the transactions contemplated by this Agreement or the Barton Certificate, or (iv) which is reasonably likely to have a material adverse effect on its ability to perform its obligations under, or the validity or enforceability of, this Agreement, the Barton Certificate or the Accounts.
  (h) It is not in default in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, receivables purchase agreement or other agreement or instrument by which it is bound or to which it is party or any of its property or assets is subject, the effect of which default would be reasonably likely to have a material adverse effect on its business, operations, properties, assets or financial condition taken as a whole or its ability to perform its obligations under this Agreement or the Barton Certificate and is not in violation of any Requirement of Law applicable to it, the effect of which violation would be reasonably likely to have a material adverse effect on its business, operations, properties, assets or financial condition taken as a whole or its ability to perform its obligations under this Agreement or the Barton Certificate.
  (i) The audited consolidated balance sheet of the Limited Guarantor and its subsidiaries as at December 31, 1991, together with the related statements of income and cash flow for the period then ended, and the related notes, have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise indicated in the notes to such financial statements. All of such financial statements, copies of which have been furnished to the Agent and the Company, fairly present in all material respects the financial position or the results of operations, as the case may be, of the Limited Guarantor and its subsidiaries at the date or for the period indicated.
  (j)  [reserved].
  (k) The Reports of Condition and Income of HSB for the years ended December 31, 1991 and December 31, 1990, respectively, fairly present in all material respects the financial position and the results of operations of HSB at the dates and for the periods indicated.
  (l) The Report of Condition and Income of HSB for the quarter ended June 30, 1992 fairly presents in all material respects the financial position and the results of operations of HSB at the date and for the period indicated therein.
  (m) Each of HSB, the Servicer and the Limited Guarantor has filed or caused to be filed all tax returns which, to the knowledge of HSB, the Servicer or the Limited Guarantor, respectively, are required to be filed, and each has paid all taxes shown to be due and payable on said returns or any assessments made against it or any of its property or assets and all other taxes imposed on it or any of its property or assets by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of HSB, the Servicer or the Limited Guarantor, as the case may be); and no tax lien has been filed and, to the knowledge of HSB, the Servicer or the Limited Guarantor, respectively, no claims are being asserted with respect to any such taxes, fees or other charges which would be reasonably likely to have a material adverse effect on the business, operations, properties, assets or financial condition of HSB, the Servicer or the Limited Guarantor in each case taken as a whole, or which would be reasonably likely to have a material adverse effect on the ability of HSB, the Servicer or the Limited Guarantor to perform its respective obligations hereunder.
  (n)  HSB has Stockholder's Equity of at least $23,000,000.
  (o) There has been no material adverse change in its financial condition or results of operations since September 30, 1992, no event has occurred which materially adversely affects the collectibility of the Receivables and no other event has occurred which materially adversely affects its ability to perform its obligations under this Agreement.
  (p) Its chief place of business and chief executive office is located at the address designated as such on the signature page to this Agreement, and the locations of the offices where the Servicer keeps all its principal instruments, documents, agreements, books and records relating to the Receivables and the Accounts are located at the locations listed on Schedule V hereto (or at such other locations, notified to the Agent in accordance with
Section 3.5(j), in jurisdictions where all action required by Section 3.5(j) has been taken and completed).
  (q) The use of all funds obtained by HSB under this Agreement or from the sale of the Barton Certificate will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.
  (r) No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.
  (s) After giving effect to the transfer of the Purchased Interest, the Seller Amount shall not be less than 5% of the Receivables Balance on the Closing Date.
Upon a determination by HSB, the Servicer or the Limited Guarantor that a breach of any of the representations and warranties set forth in this Section
3.1 has occurred as of the date made or deemed made, the party making such determination shall give prompt written notice thereof to the other parties.
  Section 3.2 Representations, Warranties and Covenants Concerning the Receivables and the Accounts. Each of HSB and the Servicer represents and warrants (in each case solely with respect to itself) to, and covenants with, the Company and the Agent that:
  (a) The information in the Account Schedule set forth in Exhibit F is, and, on each Addition Date, will be, true and complete in all material respects. HSB, or the Servicer on behalf of HSB, will prepare and maintain, and deliver to the Agent, a schedule (in a medium acceptable to the Agent), together with all amendments thereto, identifying, with respect to each Account, the Merchant and an account number unique to such Account, which schedule, together with all amendments thereto, shall be true and complete in all material respects, shall be made available to the Agent for inspection upon request as contemplated by, and shall constitute the "Account Schedule" referred to in, the UCC financing statements filed pursuant to this Agreement.
  (b) With respect to each Receivable existing on the Closing Date or, in the case of Additional Accounts, on the Addition Date with respect thereto, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the conveyance of the Purchased Interest in such Receivable have been duly obtained, effected or given and are and will be in full force and effect.
  (c) HSB had at the Closing Date, immediately prior to the conveyance pursuant to Section 2.1, sole legal title to the Accounts and the Receivables, and, on each Addition Date, will have, immediately prior to the conveyance pursuant to Section 2.5, sole legal title to the Additional Accounts and the Receivables therein.
  (d) There is no effective UCC financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of any kind in the Transferred Property evidenced by the Barton Certificate, nor will there be on file in any public office any effective UCC financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to the Transferred Property evidenced by the Barton Certificate, except any UCC financing statements naming the Company as the secured party and filed in respect of and covering the transfer of the Barton Certificate, the Receivables or the Accounts pursuant to this Agreement.
  (e)  All filings and recordings (including pursuant to the Uniform Commercial
Code) required to perfect the interest of the Company in the Transferred Property evidenced by the Barton Certificate issued hereunder have been accomplished and are in full force and effect.
  (f) Upon the filing of the UCC financing statements described in Section 3.2(e) and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Company shall have a first priority perfected ownership or security interest in the Purchased Interest in such property.
  (g) On each Addition Date, the aggregate balance of the Receivables in the Additional Accounts will not include any amounts which have been, or which should have been, charged-off by SPS prior to such date in accordance with the Credit and Collection Policy.
  (h) Each Account, was on the date of its inclusion as an Account under this Agreement, an Eligible Account.
  (i) On the Additional Cut-Off Date, each Receivable in an Additional Account is an Eligible Receivable.
  (j) Beginning in 1997, HSB shall furnish to the Company, the Agent and each Rating Agency, within 60 days after the end of each of its fiscal years, a certificate of HSB, in substantially the form of Exhibit N.
Upon a determination by HSB or the Servicer that a breach of any of the representations and warranties set forth in this Section 3.2 has occurred as of the date made or deemed made, the party making such determination shall give prompt written notice to the other parties.
  Section 3.3  Transfer of Purchased Interest; Transfer of Ineligible
Receivables.
  (a) In the event (i) of a breach of any representation and warranty set forth in Section 3.1(c), 3.1(d), 3.1(e) or 3.2(c) or (ii) that this Agreement or, in the case of Additional Accounts, the related Supplemental Conveyance, does not either effect a valid sale, transfer and assignment to the Company of the Purchased Interest in all right, title and interest of HSB in the Transferred Property, or effect a grant of a "security interest" (as defined in the Uniform Commercial Code) in such property to the Company, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement or the Supplemental Conveyance, as the case may be, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation, upon the earlier to occur of the discovery of such breach or such event by HSB or the Servicer or receipt by HSB of written notice of such breach or such event given by the Agent, the Agent may by written notice direct HSB to acquire the Purchased Interest in all of the Transferred Property within 45 days of such notice, or within such longer period (not to exceed 60 days) as may be specified in such notice, and HSB shall be obligated to acquire the Purchased Interest in the Transferred Property on a Remittance Date occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such acquisition shall be required to be made if, during such applicable period such breach or such event shall have been cured in all material respects.
  In lieu of the remittances otherwise to be made under 4.6 and 4.7 on such Remittance Date, HSB shall make available on the applicable Remittance Date an amount equal to the acquisition price for the Purchased Interest in the Transferred Property for distribution by the Servicer pursuant to Sections 4.6 and 4.7. The price for such acquisition will be equal to (i) the Net Certificate Amount on such date, plus (ii) an amount equal to all interest accrued but unpaid on the Barton Certificate at the Certificateholder's Interest Rate to such Remittance Date plus (iii) an amount equal to the sum of
(A) the amount of the Company's existing obligations which comprise Carrying Costs but which have not yet accrued, been reserved for or paid, including the Interest Component on all outstanding Commercial Paper used to fund the Purchased Interest that will not mature on or prior to such Remittance Date but that will accrue in the future, but excluding the amount of any Program Fee or Commitment Fee which has not yet accrued and (B) the amount of the Purchased Percentage of the Servicing Fee payable pursuant to Section 4.1(c) on such Remittance Date. Such payment (less the amount described in clause (B)) of the acquisition price shall be considered a payment in full of the entire amount, if any, to be distributed to the holder of the Barton Certificate.
  The Agent, on behalf of the Company, shall invest any amounts received from HSB with respect to outstanding Commercial Paper which has not yet matured and Carrying Costs which have not yet accrued in Permitted Investments. If the Agent receives any such amounts by 10:00 a.m., New York City time, on the Remittance Date, the Agent shall invest such amounts in Permitted Investments described in clause (ii) of the definition thereof maturing, in each case, no later than the date on which such Commercial Paper matures or such Carrying Costs are payable by the Company, as the case may be. If the Agent receives any such amounts after 10:00 a.m., New York City time, on the Remittance Date, the Agent shall invest such amounts in Permitted Investments described in clause (iii) thereof until the next Business Day and, thereafter, shall invest such amounts in Permitted Investments described in clause (ii) of the definition thereof maturing, in each case, no later than the date on which such Commercial Paper matures or such Carrying Costs are payable by the Company, as the case may be. Within two Business Days of the payment by the Company of any Commercial Paper or Carrying Costs, as the case may be, the Agent shall remit to HSB the investment income on the amount paid by the Company.
  On the Remittance Date on which the amount described in Section 2.9(a) above (less the amount described in clause (B) thereof) has been paid to the Company by the Servicer, the Company shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to HSB, without recourse, representation or warranty, other than a representation by the Company that it has not created any liens or similar encumbrances on the Transferred Property which have not been released, all the right, title and interest of the Company in and to the Transferred Property and shall return to HSB the Barton Certificate for cancellation. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by HSB to effect the conveyance of the Transferred Property pursuant to this subsection.
  (b) In the event (i) there is a breach of any representations and warranties set forth in Section 3.2(b), 3.2(f), 3.2(g), 3.2(h) or 3.2(i) with respect to any Receivable, and such breach is not cured within 30 days of the earlier to occur of the discovery of such breach by HSB or the Servicer or receipt by HSB of written notice of such breach from the Agent or (ii) any of the Transferred Property, including any Receivable, is subject to any Lien of any kind and such Lien is not released or otherwise satisfied within 30 days of the earlier to occur of the discovery of such Lien by HSB or the Servicer or receipt by HSB of written notice of such Lien by the Agent, such Ineligible Receivable shall be automatically removed from the Purchased Interest by reducing the aggregate balance of Principal Receivables that are Eligible Receivables used to calculate the Receivables Balance which is used to calculate the Purchased Percentage and the Seller Amount for the Collection Period in which such Ineligible Receivable is removed. In the event that such reduction would cause the Seller Amount to be less than 5% of the Receivables Balance on the date such Ineligible Receivable is removed, HSB shall either (i) designate Additional Accounts hereunder with sufficient Eligible Receivables by the next following Collection Period End Date in accordance with Section 2.5, such that the Seller Amount will be at least equal to 5% of the Receivables Balance after such reduction or (ii) remit by the following Remittance Date an amount equal to the amount by which the Seller Amount would be reduced to less than 5% of the Receivables Balance to the Servicer. Any such remittance or deposit shall be considered a payment in full of such Ineligible Receivable and shall be applied, prior to the Termination Date, in accordance with Section 4.7(a)(ii) and, on and after the Termination Date, in accordance with Section 4.7(b).
  Upon each removal of an Ineligible Receivable and the receipt of the payment required above, if applicable, the Company shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to HSB, without recourse, representation or warranty, other than a representation by the Company that it has not created a lien or similar encumbrance on such Ineligible Receivable which has not been released, all the right, title and interest of the Company in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof. Upon the removal of all of the Receivables in an Account pursuant to this Section 3.3 and the receipt of the payment required above, if applicable, the Company shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to HSB, without recourse, representation or warranty, other than a representation by the Company that it has not created any lien or similar encumbrance on the Account which have not been released, all the right, title and interest of the Company in and to such Account. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by HSB to effect the conveyance of such Account pursuant to this subsection.
  Section 3.4  Covenants of HSB.
  (a) HSB shall comply, in all material respects, with all Requirements of Law applicable to it or to the Accounts and the Credit Card Agreements or any part thereof and preserve and maintain its corporate existence and all material rights, franchises, qualifications and privileges.
  (b) HSB shall do nothing to impair the rights of the Company in the Transferred Property and shall take no action to cause any Receivable to be evidenced by any instrument (other than an instrument which constitutes chattel paper) (each as defined in the Uniform Commercial Code), except in connection with the enforcement or collection of an Account.
  (c) In the event that HSB receives Collections, HSB shall pay the Servicer all payments received by HSB in respect of the Receivables as soon as practicable after receipt thereof by HSB, but in no event later than four Business Days after the receipt by HSB thereof.
  (d) HSB shall not execute any UCC financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to the Transferred Property evidenced by the Barton Certificate, except any UCC financing statements filed in respect of and covering the transfer of the Barton Certificate to the Company pursuant to this Agreement.
  (e) HSB shall not create and shall defend the Purchased Interest in the Transferred Property against, and take such other actions as are necessary to remove, any Lien in, to or on the Purchased Interest in the Transferred Property, and shall defend the right, title and interest of the Company in and to the Purchased Interest in the Transferred Property against the claims and demands of all Persons whomsoever.
  (f) HSB shall, at its expense, perform all acts and execute all documents reasonably requested by the Agent at any time to evidence, perfect, maintain and enforce the interest of the Company in the Transferred Property evidenced by the Barton Certificate and the first priority thereof. HSB shall execute and deliver for filing UCC financing statements (reasonably satisfactory in form and substance to the Agent). HSB shall execute and deliver for filing such continuation statements and any other documents reasonably requested by the Agent or which may be required by law to fully preserve and protect the interest of the Company hereunder in and to the Transferred Property evidenced by the Barton Certificate. The Company hereby agrees to execute any UCC financing statement or continuation statement which the Agent requests it to execute.
  (g) HSB shall advise the Company and the Agent promptly, in reasonable detail: (i) of any Lien asserted against any of the Transferred Property; (ii) of the occurrence of any breach by HSB of any of its covenants contained herein; (iii) of the occurrence of a Termination Event or any event which, with the giving of notice or lapse of time or both, would constitute a Termination Event; (iv) of the occurrence of the Termination Date; (v) of any (A) litigation, investigation or proceeding known to HSB which may exist at any time between HSB and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, may be reasonably likely to have a material adverse effect on the business, operations, properties, assets or financial condition of HSB taken as a whole or (B) litigation or proceeding affecting HSB (x) in which the amount involved is $10,000,000 or more and not covered by insurance or (y) in which injunctive or similar relief is sought, which in either case, may be reasonably likely to have a material adverse effect on the business, operations, properties, assets or financial or other condition of HSB; and (vi) of a material adverse change in the business, operations, properties, assets or financial condition of HSB.
  (h)  HSB shall furnish to the Company and the Agent:
    (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of HSB, the Report of Condition and Income of HSB for each such quarter;
    (ii) as soon as available and in any event within 100 days after the end of each fiscal year of HSB, the Report of Condition and Income of HSB for each such fiscal year;
    (iii) if publicly available, as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of HSB, unaudited quarterly financial statements (including a balance sheet, statement of results of operations and statement of cash flow) for HSB, all of which financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis;
    (iv) if publicly available, as soon as available and in any event within 100 days after the end of each fiscal year of HSB, audited annual financial statements (including a balance sheet, statement of results of operation and statement of cash flow) for HSB, together with the report of a nationally recognized independent accounting firm on such audit, all of which financial statements must be prepared in accordance with generally accepted accounting principles applied on a consistent basis, which report shall not contain a "going concern" or like qualification or exception or qualification arising out of the scope of the audit, accompanied by a certificate on behalf of HSB signed by an officer of HSB to the effect that such financial statements are fairly stated in all material respects when considered as a whole;
    (v) concurrently with the delivery of the reports referred to in subsections (i) and (ii) above, a certificate of HSB signed by an officer of HSB stating, on behalf of HSB, that, to the best knowledge of the officer signing such certificate, HSB during the period then ended has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition in all material respects, contained in this Agreement to be observed, performed or satisfied by it and that such officer has obtained no knowledge of any Termination Event or any event that would with the giving of notice or the lapse of time or both, constitute a Termination Event, except as specified in such certificate;
    (vi) after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA for which the 30-day notice requirement is not waived pursuant to the regulations thereunder which HSB or any subsidiary of HSB files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which HSB or any subsidiary of HSB receives therefrom;
    (vii) as soon as available and in any event within 45 days after the end of each fiscal year of HSB, the information with respect to the Receivables described on Schedule I; and
    (viii) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of HSB as the Agent may from time to time reasonably request in order to protect the interests of the Company and the Agent hereunder; provided, that HSB shall not be obligated to deliver any such information to the extent that such delivery would violate any Requirement of Law applicable to it, any attorney-client privilege or work product rule applicable to such information or any confidentiality agreement to which HSB is a party, provided, that, at the Agent's request, HSB shall use its best efforts to obtain a release of any such confidentiality agreement.
    (i) HSB shall duly fulfill all material obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts and shall comply in all material respects with all of the provisions of the Credit Card Agreements and the Credit and Collection Policy.
    (j) HSB shall not rescind or cancel any Receivable or modify any Receivable in a manner which could reasonably be expected to have a material adverse effect on the Company or extend any term or provision of any Receivable without the prior written consent of the Agent, except in the ordinary course of business and consistent with the provisions of the Credit and Collection Policy and except as required by law.
  (k) HSB shall not, without providing 30 days' prior written notice to the Agent and without filing such amendments to any previously filed UCC financing statements as the Agent may require, (i) change the location of its principal executive office or the location of the offices where its principal records relating to the Receivables are kept, (ii) change its name, identity or corporate structure in any manner which would, could or might make any UCC financing statement or continuation, statement filed in accordance with Section 3.2(e) or Section 3.4(f) seriously misleading within the meaning of Sec. 9-402(7) of any applicable enactment of the Uniform Commercial Code and (iii) delete or otherwise modify the marking, if any, on the electronic ledger referred to in Section 3.5(a), other than to reflect the addition and removal of Accounts and Receivables pursuant to the terms hereof.
  (l) HSB shall not make any change in the character of its business or in the Credit and Collection Policy, which change would in the best judgment of HSB, in either case, materially impair the collectibility of the Receivables.
  (m) Except as otherwise required by a Requirement of Law, HSB shall not change the terms of the Credit Card Agreements (including without limitation the amount and timing of finance charges, fees and charge-offs) if such change would, in the reasonable belief of HSB cause a Termination Event to occur.
  (n) HSB shall not (i) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code, or funding deficiency with respect to any Benefit Plan other than a Multi-employer Plan; (ii) fail to make any payments to any Multi-employer Plan that HSB or any ERISA Affiliate may be required to make under the agreement relating to such Multi-employer Plan or any law pertaining thereto; (iii) terminate any Benefit Plan so as to result in any liability; or (iv) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of HSB or any ERISA Affiliate under ERISA or the Internal Revenue Code, if such accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of HSB, in the aggregate are reasonably likely to result in the imposition of a Lien against the assets of HSB.
  (o) As of each Collection Period End Date, the Seller Amount owned by HSB shall at least equal 5% of the Receivables Balance.
  Section 3.5  Covenants of the Servicer.
  (a) The Servicer shall, at its own cost and expense, (i) retain the electronic ledger used by the Servicer as a master record of the Receivables and copies of all documents relating to each Account as custodian for the Company and (ii) upon the request of the Company or the Agent, mark such electronic ledger to the effect that interests in the Receivables and Accounts listed thereon have been transferred and assigned to the Company pursuant to this Agreement.
  (b) The Servicer shall comply, in all material respects, with all Requirements of Law applicable to it or to the Accounts and the Receivables or any part thereof and shall preserve and maintain its corporate existence and all material rights, franchises, qualifications and privileges.
  (c) The Servicer shall do nothing to impair the right of the Company in the Transferred Property and shall take no action to cause any Receivable to be evidenced by any instrument (other than an instrument which constitutes chattel paper) (each as defined in the Uniform Commercial Code), except in connection with the enforcement or collection of an Account.
  (d) The Servicer shall not rescind or cancel any Receivable or modify in a manner which could reasonably be expected to have a material adverse effect on the Company or extend any term or provision of any thereof without the prior written consent of the Agent, except in the ordinary course of business and consistent with the provisions of the Credit and Collection Policy.
  (e) The Servicer shall not create and shall defend the Purchased Interest in the Transferred Property against, and take such other actions as are necessary to remove, any Lien in, to or on the Purchased Interest in the Transferred Property, and shall defend the right, title and interest of the Company in and to the Purchased Interest in the Transferred Property against the claims and demands of all Persons whomsoever.
  (f)  The Servicer shall advise the Company promptly, in reasonable detail:
(i) of any Lien asserted against any of the Purchased Interest; (ii) of the occurrence of any breach by the Servicer of any of its covenants contained herein; (iii) of the occurrence of a Servicer Transfer Event or any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Transfer Event; (iv) of the occurrence of a Termination Event; (v) of any (A) litigation, investigation or proceeding known to the Servicer which may exist at any time between the Servicer and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would be reasonably likely to have a material adverse effect on the business, operations, properties, assets or financial condition of the Servicer taken as a whole or (B) litigation or proceeding affecting the Servicer (x) in which the amount involved is $10,000,000 or more and not covered by insurance or (y) in which injunctive or similar relief is sought, which in either case, may be reasonably likely to have a material adverse effect on the business, operations, properties, assets or financial condition of the Servicer; and (vi) of a material adverse change in the business, operations, properties, assets or financial condition of the Servicer.
  (g) The Servicer shall maintain administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or customary for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).
  (h) The Servicer shall not make any change in the character of its business or in the Credit and Collection Policy, which change would in the best judgment of the Servicer, in either case, materially impair the collectibility of the Receivables.
    (i) No more than once annually and at any time after the occurrence and continuance of a Termination Event (if the Agent in its reasonable and good faith judgment determines that the following actions are necessary to determine that Receivables are bona fide and that reports provided pursuant hereto are accurate and complete), the Servicer shall permit the Agent, or its agents or representatives, upon (A) prior to the occurrence and continuance of a Termination Event, five Business Days' notice and (B) after the occurrence and continuance of a Termination Event, two Business Days' notice, but in either case during regular business hours, (I) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of HSB or the Servicer relating to the Receivables and the Accounts, including, without limitation, the related Credit Card Agreements, and (II) to visit the offices and properties of HSB or the Servicer for the purpose of examining such materials described in clause (I) above, and to discuss HSB's or the Servicer's performance hereunder with any of the officers of HSB and the Servicer and with the permission of such officers (which permission shall not be unreasonably withheld), the permitted employees of HSB or the Servicer; provided that such employees are directly concerned with performance hereunder, except for such matters as are privileged under applicable law or related rules relating to communications among attorneys or accountants or other similar parties with their respective clients, including work product and other related privileges
  (j) The Servicer shall not, without providing 30 days' prior written notice to the Agent and without filing such amendments to any previously filed UCC financing statements as the Agent may require, (i) change the location of its principal executive office or the location of the offices where the principal records relating to the Receivables are kept, (ii) change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation, statement filed in accordance with Section 3.2(e) or Section 3.4(f) seriously misleading within the meaning of Sec.9-402(7) of any applicable enactment of the Uniform Commercial Code and (iii) delete or otherwise modify the marking, if any, on the electronic ledger referred to in Section 3.5(a), other than to reflect the addition and removal of Accounts and Receivables pursuant to the terms hereof.
 3.6  Covenants of the Limited Guarantor.
  (a) The Limited Guarantor will advise the Company promptly, in reasonable detail, (i) of any (A) litigation, investigation or proceeding which may exist at any time between the Limited Guarantor and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would be reasonably likely to have a material adverse effect on the business, operations, properties, assets or financial condition of the Limited Guarantor or (B) litigation or proceeding affecting the Limited Guarantor (x) in which the amount involved is $100,000,000 or more and not covered by insurance or (y) in which injunctive or similar relief is sought, which in either case, if adversely determined, would be reasonably likely to have a material adverse effect on the business, operations, properties, assets or financial condition of the Limited Guarantor; and (ii) of a material adverse change in the business, operations, properties, assets or financial condition of the Limited Guarantor.
  (b)  The Limited Guarantor shall furnish to the Company and the Agent:
    (i) as soon as publicly available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Limited Guarantor, copies of the Limited Guarantor's quarterly financial reports on Form 10-Q, as filed with the Securities and Exchange Commission; and
    (ii) as soon as publicly available and in any event within 100 days after the end of each fiscal year of the Limited Guarantor, a copy of the Limited Guarantor's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (or, if the Limited Guarantor is not required to file such Form 10-K, audited annual financial statements (including a balance sheet, statement of results of operation and statement of cash flow) for the Limited Guarantor and its consolidated subsidiaries, together with the report of a nationally recognized independent accounting firm on such audit, all of which financial statements must be prepared in accordance with generally accepted accounting principles applied on a consistent basis, which reports shall not contain a "going concern" or like qualification or exception or qualification arising out of the scope of the audit, accompanied by a certificate on behalf of the Limited Guarantor signed by an officer of the Limited Guarantor to the effect that such financial statements are fairly stated in all material respects when considered as a whole).
                                       ARTICLE IV
                               ADMINISTRATION, COLLECTIONS
                                  AND OTHER OBLIGATIONS
  Section 4.1  Designation of Servicer; Compensation of Servicer.
(a) The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 4.1. Until a Successor Servicer shall have been appointed by the Agent pursuant to Section 6.4, SPS is hereby designated by HSB, the Company and the Agent as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.
  (b) The Servicer may, with the prior written consent of the Company and the Agent, which shall not be unreasonably withheld, appoint an Affiliate of the Limited Guarantor to perform the duties and obligations of the Servicer pursuant to the terms hereof (an "Affiliate Successor Servicer"). Any such Affiliate shall assume the responsibilities and obligations of the Servicer as Servicer and shall accept its appointment by a written assumption in a form acceptable to the Agent. Upon its appointment, the Affiliate Successor Servicer shall be the successor in all respects to SPS with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on SPS by the terms and provisions hereof, and all references in this Agreement to SPS as servicer shall be deemed to refer to the Affiliate Successor Servicer. An Affiliate Successor Servicer shall be entitled to the same compensation to which SPS was entitled pursuant to Section 4.1(c).
  (c) As compensation for its servicing activities hereunder, the Servicer shall be entitled to receive the Servicing Fee in respect of each Collection Period. The portion of the Servicing Fee allocable to the Purchased Interest shall be payable on the related Remittance Date pursuant to clause (iv) of
Section 4.6(a).
  (d) The Servicer may subcontract with other Persons for servicing, administering or collecting the Receivables, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof and, provided, further that, prior to any such subcontract with a Person, the Servicer shall (i) have provided seven Business Days' prior written notification to the Agent, if such Person is not an Affiliate of the Servicer, or (ii) give prior written notice thereof to the Agent, if such Person is an Affiliate of the Limited Guarantor.
Section 4.2  Duties of Servicer.
  (a) The Servicer and/or HSB, as applicable, shall take or cause to be taken all such actions as are reasonable and may be necessary or customary to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer or its designee is hereby authorized and empowered (i) to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables, (ii) after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables and (iii) to make withdrawals from, and payments to, the Collection Account.
  (b) HSB shall deliver to the Servicer, and the Servicer shall hold in trust for HSB and the Company in accordance with their respective interests, all its principal instruments, documents, agreements, books and records (including, without limitation, computer tapes and disks on which data relating to the Transferred Property is stored, but excluding computer hardware and proprietary or licensed software) that evidence or relate to the Receivables and the Accounts.
  (c) The Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Company and the Agent, which counsel shall be reasonably acceptable to the Agent. No such resignation shall become effective until an Affiliate Successor Servicer or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer as Servicer in accordance with this Agreement.
  Section 4.3  Establishment of Accounts.
  (a) Upon the receipt of notice from the Agent of the occurrence of an Intermediate Event, the Servicer shall promptly (but no later than five Business Days after receipt of such notice) establish and maintain for the benefit of the Company a segregated trust account (the "Collection Account") in the corporate trust department of a financial institution reasonably acceptable to the Agent. The Collection Account shall be under the sole dominion and control of the Agent, and HSB shall have no rights to withdraw amounts from the Collection Account; provided, that prior to the occurrence and continuance of a Termination Event (and thereafter with the consent of the Agent, which may be given or withheld in the Agent's discretion), the Servicer shall have the right of access to the Collection Account. Funds on deposit in the Collection Account shall be invested by the Agent at the written direction of SPS in Permitted Investments that mature, or that are payable, or redeemable upon demand of the holder thereof, on each Remittance Date as set forth in
Sections 4.3(c) through 4.3(g); provided, that for so long as no Termination Event shall have occurred and been continuing SPS shall make such investments in Permitted Investments directly (it being understood that Sections 4.3(c),
(d), (f) and (g) shall not apply to such investments by SPS). On each Remittance Date, all interest and other investment income (net of losses and investment expenses) on funds in the Collection Account shall be paid out of the Collection Account to HSB.
  (b) The Servicer shall establish and maintain for the benefit of the Company a segregated trust account (the "Cash Collateral Account") in the corporate trust department of First Bank National Association (the "Cash Collateral Holder") in the name of the Agent for the benefit of the Company. The Cash Collateral Account shall be under the sole dominion and control of the Agent; provided, that prior to the occurrence and continuance of a Termination Event (and thereafter with the consent of the Agent, which may be given or withheld in the Agent's discretion), the Servicer shall have the right of access to the Cash Collateral Account. Funds on deposit in the Cash Collateral Account shall be invested in Permitted Investments by the Cash Collateral Holder on behalf of the Agent at the written direction of SPS as set forth in Sections 4.3(c) through 4.3(g); provided, that for so long as SPS shall be the Servicer, SPS shall make such investments in Permitted Investments directly (it being understood that Sections 4.3(c), (d), (f) and (g) shall not apply to such investments by SPS). On each Remittance Date, all interest and other investment income (net of losses and investment expenses) on funds in the Cash Collateral Account shall be paid by the Agent to the Servicer and shall be allocated and applied (pursuant to instructions by the Agent to the Cash Collateral Holder) in accordance with the Cash Collateral Deposit Agreement.
  (c)  Investments.   Subject to Sections 4.3(a) and (b), pursuant to one or
more SPS Orders received from SPS, all or a portion of the amounts in the Collection Account and the Cash Collateral Account shall be invested and reinvested by the Agent in one or more Permitted Investments. Subject to the restrictions on the maturity of investments set forth in Section 4.3(e), each such SPS Order may authorize the Agent to make the specific Permitted Investments set forth therein, to make Permitted Investments from time to time consistent with the general instructions set forth therein, or to make specific Permitted Investments pursuant to instructions received in writing or by facsimile transmission from the employees or agents of SPS, identified therein, in each case in such amounts as such SPS Order shall specify. HSB agrees to report as income for financial reporting and tax purposes (to the extent reportable) all investment earnings on amounts in the Collection Account and the Cash Collateral Account.
  (d) Investments in the Absence of a SPS Order. In the event that (i) SPS shall have failed to give investment directions to the Agent by 2:00 p.m. New York City, time on any Business Day on which there may be uninvested cash or
(ii) a Termination Event shall have occurred and be continuing, then the Agent shall invest such funds in Permitted Investments. All investments made by the Agent shall mature no later than the maturity date therefor permitted by
Section 4.3(e).
  (e) Maturity of Investments. No investment of any amount held in the Collection Account or the Cash Collateral Account shall mature later than the Remittance Date which is scheduled to occur immediately following the date of investment for application in accordance with the provisions of this Agreement.
  (f) Form of Investment. Any investment of funds in the Collection Account or the Cash Collateral Account shall be made under the following terms and conditions:
    (i) each such investment shall be made in the name of the Agent (in its capacity as such) or in the name of a nominee of the Agent; and
    (ii) any certificate or other instrument evidencing such investment shall be delivered directly to the Agent or its agent and the Agent shall have sole possession of such instrument and all income on such investment.
  (g) Agent Not Liable. The Agent shall not in any way be held liable by reason of any insufficiency in the Collection Account or the Cash Collateral Account resulting from losses on investments made in accordance with the provisions of this Section 4.3 (but the institution serving as Agent shall at all times remain liable for its own debt obligations, if any, constituting part of such investments). The Agent shall not be liable for any investment made by it in accordance with this Section 4.3 on the grounds that it could have made a more favorable investment.
  Section 4.4  Allocations of Collections.
  (a) (i) All Collections allocated to the Company and held by the Servicer at any time shall be held in trust by the Servicer for the benefit of the Company and, from and after the establishment of the Collection Account pursuant to
Section 4.3 after receipt of notice from the Agent of the occurrence of an Intermediate Event, shall be deposited, or caused to be deposited, by the Servicer, into the Collection Account; provided, that the Servicer shall deposit directly into the Collection Account all Collections allocated to the Company, as promptly as possible after the Date of Processing thereof, but in no event later than two Business Days following such Date of Processing (the "Deposit Date"). Prior to the occurrence of an Intermediate Event, the Servicer shall not be required to segregate or otherwise hold separate any Collections.
  (ii) On each Business Day during each Collection Period prior to the Termination Date, the Servicer shall allocate all Collections processed on the related Date of Processing and available on such day as follows:
  (A) the Seller Percentage of Principal Collections and Finance Charge Collections processed on the related Date of Processing shall be paid to HSB.
  (B) the Purchased Percentage of Finance Charge Collections processed on the related Date of Processing shall be allocated to the Company and applied on the related Remittance Date as provided in Section 4.6; and
  (C) the Purchased Percentage of Principal Collections processed on the related Date of Processing shall be applied in accordance with Section 4.7(a).
  (iii) On each Business Day during each Collection Period on or after the Termination Date, the Servicer shall allocate all Collections processed on the related Date of Processing and available on such day as follows:
  (A) the Seller Percentage of Principal Collections and Finance Charge Collections processed on the related Date of Processing shall be paid to HSB; and
  (B) the Purchased Percentage of Finance Charge Collections and Principal Collections processed on the related Date of Processing shall be allocated to the Company and applied on the related Remittance Date as provided in Section
4.6 and Section 4.7(b).
  (b) On or prior to each Determination Date, HSB shall pay to the Servicer an amount equal to the aggregate amount of Merchant Fees received by HSB for the immediately preceding Collection Period under the Merchant Agreements. The Servicer shall hold all amounts paid by HSB pursuant to this Section 4.4(b) in trust for the benefit of the Company. Prior to the receipt of notice by the Servicer of the occurrence of an Intermediate Event, the Servicer shall not be required to segregate or hold separate such amounts. After the receipt of notice by the Servicer of the occurrence of an Intermediate Event, the Servicer shall deposit all amounts then held by HSB pursuant to this Section 4.4(b) into the Collection Account as promptly as possible but in no event later than two Business Days after receipt thereof. On each Remittance Date, all amounts paid by HSB to the Servicer pursuant to this Section 4.4(b) shall be applied pursuant to Section 4.6.
  Section 4.5 Determination Date Statement. On or before each Determination Date, the Servicer shall make the determinations contained in the Determination Date Statement and deliver a copy thereof to the Company and the Agent on the following Remittance Date, together with the remittance to such Person, if any, required hereunder.
  Section 4.6  Purchased Percentage of Finance Charge Collections .
  (a) On each Remittance Date, the Purchased Percentage of Finance Charge Collections processed by the Servicer during the immediately preceding Collection Period as specified by the Servicer in the related Determination Date Statement shall be applied in the following order of priority:
    (i) to the Agent's Account for distribution to the Company to the extent of the amount of Carrying Costs for the related Remittance Date (the amount determined by the Servicer pursuant to clause (M-vi) of the related Determination Date Statement);
    (ii) if and to the extent the amount determined pursuant to clause (P) of the related Determination Date Statement is positive, application as an offset to the Purchased Percentage of Charge-Offs for the immediately preceding Collection Period (the amount determined by the Servicer pursuant to clause (O) of the related Determination Date Statement), such amount being applied in accordance with the provisions of Section 4.7 governing Principal Collections;
    (iii) to the Agent's Account for distribution to the Company to the extent of any Carry-Over Interest (the amount determined by the Servicer pursuant to clause (R) of the related Determination Date Statement);
    (iv) to the Servicer, an amount equal to the Purchased Percentage of the Servicing Fee for such Collection Period (the amount determined by the Servicer pursuant to clause (U) of the related Determination Date Statement);
    (v) application as an offset to Carry-Over Charge-Off Deficiencies for the immediately preceding Collection Period (the amount determined by the Servicer pursuant to clause (D)-(i) of the related Determination Date Statement), with such amounts applied as follows: (A) if such Remittance Date is prior to the Termination Date, such amount being applied in accordance with the provisions of Section 4.7(a) governing Principal Collections, or (B) if such Remittance Date is on or after the Termination Date, for credit to the Collection Account for distribution to the Company for payment in reduction of such Carry-Over Charge-Off Deficiencies;
    (vi) as a credit to the Cash Collateral Account to the extent that the Cash Collateral Account is not Fully Funded (the amount determined by the Servicer pursuant to clause (W-iii) of the related Determination Date Statement);
    (vii) to the Servicer for payment to the Cash Collateral Depositor, first, to the extent of any Scheduled Payment due and payable on such Remittance Date and any Scheduled Payment due but unpaid on any preceding Remittance Date and second, to the extent of any Remaining Amount (as such term is defined in the Cash Collateral Deposit Agreement) then due and payable; and
    (viii) the balance shall be applied to any unpaid amounts due and owing under Sections 7.2(a) and 7.3 and paid to the Servicer for payment to the Affected Parties in accordance with such Sections pro rata in an amount equal to the lesser of the unpaid amount due and owing and such balance and any thereafter remaining balance shall be retained by the Servicer or, if the Servicer is a Successor Servicer, paid to HSB.
  (b) In the event that, on any Determination Date, the Purchased Percentage of Finance Charge Collections are insufficient to pay in full Carrying Costs for the related Remittance Date (the amount determined pursuant to clause (P) of the related Determination Date Statement is negative), and/or are insufficient to offset in full the Purchased Percentage of Charge-Offs for the immediately preceding Collection Period (the amount determined pursuant to clause (Q) of the related Determination Date Statement is negative), and/or are insufficient to pay in full the Purchased Percentage of the Servicing Fee for the immediately preceding Collection Period (the amount determined pursuant to clause (V-i) of the related Determination Date Statement is negative), the Agent shall withdraw from the Cash Collateral Account on the Remittance Date, an amount equal to the lesser of (i) the Available Cash Collateral Account Balance on such Determination Date and (ii) the amount necessary to (x) pay in full Carrying Costs for the related Remittance Date, (y) offset in full the Purchased Percentage of Charge-Offs for the immediately preceding Collection Period, and (z) pay in full the Purchased Percentage of the Servicing Fee for the immediately preceding Collection Period (the total amount required to satisfy this clause (ii) is the amount determined pursuant to clause (V-ii) of the related Determination Date Statement). On each Remittance Date, the Agent shall apply the amount withdrawn from the Cash Collateral Account as follows: first, to the Agent's Account for distribution to the Company to the extent of the amount necessary to pay in full the Carrying Costs for such Remittance Date (the negative amount determined pursuant to clause (P) of the related Determination Date Statement); second, to the Servicer as an offset to the remaining Purchased Percentage of Charge-Offs (if clause (P) is positive, the remaining Purchased Percentage of Charge-Offs is the negative amount determined pursuant to clause (Q) of the related Determination Date Statement; and if clause (P) is negative, the remaining Purchased Percentage of Charge-Offs is the full amount of the Purchased Percentage of Charge-Offs which is set forth in clause (O) of the related Determination Date Statement) for application by the Servicer in accordance with the provisions of Section 4.7 governing Principal Collections; and, third, to the Servicer to the extent of the amount necessary to pay in full the Purchased Percentage of the Servicing Fee for the immediately preceding Collection Period (if clause (S) is positive, the remaining Purchased Percentage of the Servicing Fee is the negative amount determined pursuant to clause (V-i) of the related Determination Date Statement; and if clause (S) is negative, the remaining Purchased Percentage of the Servicing Fee is the full Purchased Percentage of the Servicing Fee which is set forth in clause (U) of the related Determination Date Statement).
  Section 4.7  Purchased Percentage of Principal Collections.
  (a) The Company agrees that, on each Business Day during each Collection Period prior to the Termination Date, the Servicer shall, either, at HSB's option, (i) remit to HSB the Purchased Percentage of Principal Collections processed on the related Date of Processing or (ii) allocate to the Company the Purchased Percentage of Principal Collections processed on the related Date of Processing for application on the Remittance Date for the related Collection Period as a credit to the Agent's Account for distribution to the Company as a reduction in the Net Certificate Amount; provided that, if the UAL Ratings Trigger shall have occurred, the Purchased Percentage of all Principal Collections on Receivables on which UAL Corporation is the Merchant shall be allocated to the Company and applied and distributed in accordance with Section 4.7(a)(ii); provided, further, that, if the AMR Ratings Trigger shall have occurred, the Purchased Percentage of all Principal Collections on Receivables on which AMR Corp. is the Merchant shall be allocated to the Company and applied and distributed in accordance with Section 4.7(a)(ii). Allocations to the Company pursuant to clause (ii) above shall be held for the Company by the Servicer as provided in Section 4.4(a)(i).
  (b) On each Remittance Date for the Collection Period ending on or after the Termination Date, the Servicer shall remit to the Agent's Account by electronic funds transfer of immediately available funds the amount (but not more than the Net Certificate Amount) determined by it pursuant to clause (k) (the Purchased Percentage of Principal Collections) of the related Determination Date Statement until the Net Certificate Amount has been reduced to zero.
  Section 4.8  Termination.
  (a) The obligation under this Agreement to credit or remit amounts to the Agent's Account or to make payments on the Barton Certificate shall terminate on the earlier of (i) the day after the Remittance Date upon which, after giving effect to the remittance of any amount credited pursuant to Section 4.7, including, without limitation, any amounts remitted pursuant to Section 2.9 or 3.3, the Net Certificate Amount shall be zero, and all other amounts due hereunder shall have been paid in full, including, without limitation, the amount of the Company's existing obligations which comprise Carrying Costs on such Remittance Date but which have not yet accrued been reserved for or paid, including the Interest Component on all outstanding Commercial Paper used to fund the Purchased Interest that will not mature on or prior to such Remittance Date but that will accrue in the future, but excluding the amount of any Program Fee or Commitment Fee which has not yet accrued (the "Prepayment Amount"), and (ii) the date which is ten years subsequent to the Expiration Date. On the final Remittance Date, the Servicer's obligation to make any such credit shall be limited to such amount as shall, when applied in reduction of any remaining Net Certificate Amount, make any such remaining Net Certificate Amount equal to zero and pay any other amount due to the Company hereunder, including, without limitation, the Prepayment Amount, and the Servicer shall remit any remaining Principal Collections to HSB. The Servicer shall furnish to the Company and the Agent not later than the related Determination Date written notice to the effect that the following Remittance Date will be the final Remittance Date for the Barton Certificate.
  (b) The Agent, on behalf of the Company, shall invest any amounts received from the Servicer with respect to the Commercial Paper which has not yet matured and Carrying Costs which have not yet accrued in Permitted Investments. If the Agent receives any such amounts by 10:00 a.m., New York City time, on the Remittance Date, the Agent shall invest such amounts in Permitted Investments described in clause (ii) of the definition thereof maturing, in each case, no later than the date on which the Commercial Paper matures or such Carrying Costs are payable by the Company, as the case may be. If the Agent receives any such amounts after 10:00 a.m., New York City time, on the Remittance Date, the Agent shall invest such amounts in Permitted Investments described in clause (iii) thereof until the next Business Day and, thereafter, shall invest such amounts in Permitted Investments described in clause (ii) of the definition thereof maturing, in each case, no later than the date on which such Commercial Paper matures or such Carrying Costs are payable by the Company, as the case may be. Within two Business Days of the payment by the Company of any Commercial Paper or Carrying Costs, as the case may be, the Agent shall remit to HSB the investment income on the amount paid by the Company.
  (c) On the final Remittance Date, the Company shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to HSB, without recourse, representation or warranty, other than a representation by the Company that it has not created any liens or similar encumbrances on the Transferred Property which have not been released, all the right, title and interest of the Company in and to the Transferred Property and shall return the Barton Certificate to HSB for cancellation. The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by HSB to effect the conveyance of the Transferred Property pursuant to this subsection.
  Section 4.9 Remittances to the Company. On each Remittance Date, the Servicer shall remit amounts payable to the Agent by transferring funds by electronic funds transfer to the Agent's Account on or before 11:00 a.m., New York City time, on such Remittance Date pursuant to Section 4.6(a) and Section
4.7. The foregoing notwithstanding, the final remittance in respect of the Barton Certificate (including for this purpose any purchase by HSB pursuant to Section 3.3(a) or 2.9) shall be made in the applicable manner specified above only upon presentation and surrender of the Barton Certificate at the office of the Servicer specified by it in the notice of such final remittance or repurchase.
  Section 4.10  Other Rights of the Agent.
  (a) The Agent is hereby authorized, at any time after the occurrence of a Servicer Transfer Event described in clause (vi) of the definition thereof upon three Business Days' notice to HSB and the Servicer and at HSB's expense, to direct the Obligors of the Receivables to make all further payments in respect of the Receivables to a lock-box account under the control of the Servicer and containing at all times only Collections.
  (b) The Agent is hereby authorized at any time after the occurrence of a Servicer Transfer Event and the designation of a Successor Servicer to take any and all steps in SPS's name and on behalf of SPS necessary or desirable, in the determination of the Successor Servicer or the Agent, to collect all amounts due under any and all Accounts, including, without limitation, endorsing SPS's name on checks and other instruments representing Collections, and enforcing the Receivables.
  Section 4.11 Adjustments for Reversals. The aggregate balance of Principal Receivables that are Eligible Receivables used to calculate the Receivables Balance which is used to calculate the Purchased Percentage and the Seller Amount shall be reduced by the Servicer as of the Collection Period End Date for the Collection Period in which any Reversals are made by the amount of such Reversals.
  If, on any Collection Period End Date as calculated on the fifth Business Day after such Collection Period End Date, the Seller Amount equals less than 5% of the remaining Receivables Balance on such Collection Period End Date as a result of Reversals during the related Collection Period, HSB and SPS Transaction Services, Inc. ("SPST"), jointly and severally, shall either (i) designate a number of additional accounts to be included as Accounts hereunder within three Business Days (or such shorter number of days such that the total number of days elapsed since the Collection Period End Date shall not exceed
10) in accordance with Section 2.5, such that the Seller Amount will be at least equal to 5% of the Receivables Balance after such inclusion and addition or (ii) remit within three Business Days (or such shorter number of days such that the total number of days elapsed since the Collection Period End Date shall not exceed 10) an amount equal to the amount by which such Reversal causes the Seller Amount to be less than 5% of the remaining Receivables Balance to the Servicer. Such remittance or deposit shall be applied, prior to the Termination Date, in accordance with Section 4.7(a)(ii) and, on or after the Termination Date, in accordance with Section 4.7(b).
  Section 4.12 Annual Accountants Report. On or before May 15 of each year the Servicer, at its expense, shall cause a firm of nationally recognized independent accountants (within the meaning of the Securities Act of 1933, as amended) to furnish a report or reports (which report(s) shall include, whether or not set forth in Schedule II, without limitation, the Report on Policies and Procedures Placed in Operation and Tests of Operating Effectiveness - Private Label Credit Card and Electronic Point-of-Sale Transaction Processing Services) to the Company and the Agent, substantially to the effect set forth in Schedule II, covering the prior calendar year, setting forth such exceptions or errors in records that, in the opinion of such firm, are immaterial to the interests of the Company and such other exceptions as were found.
  Section 4.13 Annual Statement as to Compliance. The Servicer will deliver to the Company and the Agent on or before May 15 of each year, a certificate of the Servicer signed on behalf of the Servicer by an officer of the Servicer and stating that (i) a review of the activities of the Servicer relating to the servicing of the Receivables during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout the period covered by such review, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officer and the nature and status thereof.
                                     ARTICLE V
                              MERGER AND CONSOLIDATION
  Section 5.1 Merger or Consolidation of HSB, SPS or Limited Guarantor. Any Person into which HSB, SPS or Limited Guarantor may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which HSB, SPS or the Limited Guarantor shall be a party, or any Person succeeding to the business of HSB, SPS or the Limited Guarantor shall be deemed to have assumed and be the successor to all of the duties and obligations of HSB, SPS or the Limited Guarantor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall execute such agreements, documents and instruments as may be requested by the Agent to evidence such Person's assumption of the obligations of HSB, SPS or the Limited Guarantor, as the case may be, hereunder, including, without limitation, the execution and filing of UCC financing statements or amendments thereto.
                                  ARTICLE VI
                    TERMINATION EVENTS; SERVICING TRANSFER EVENTS
  Section 6.1 Termination Events. The occurrence and continuation of any one of the following events shall be a "Termination Event" under this Agreement:
  (a) the failure on the part of SPST or the Limited Guarantor to make any payments when due hereunder in accordance with Section 4.11 and Section 9.1, respectively, and the continuation of such failure for a period of five days or the failure on the part of HSB (other than those relating to withdrawals from the Cash Collateral Account and other transfers made or to be made by the Agent) to make any other payments when due hereunder and the continuation of such failure for a period of fifteen days;
  (b) the failure on the part of HSB or the Limited Guarantor to observe or perform in any material respect any other term, covenant, condition or agreement provided for herein or in the Barton Certificate and the continuation of such failure for 30 days from the date HSB or the Limited Guarantor, as the case may be, had knowledge or notice of such failure;
  (c) any representation or warranty made by HSB or the Limited Guarantor under or in connection with this Agreement or any Determination Date Statement or other information, report or statement delivered pursuant hereto shall have been false or incorrect when made or deemed made in any material respect and, provided, that if such representation or warranty shall be amenable to cure, HSB and/or the Limited Guarantor shall have thirty days from the date HSB had knowledge of such falsehood or incorrectness to effect such cure, and, provided, further, that the preceding proviso shall only apply if cure can be effected without adverse effect upon the Company or the Agent and HSB or the Limited Guarantor shall be diligently working to effect such cure;
  (d) the occurrence of an Event of Bankruptcy with respect to HSB, the Limited Guarantor, SPST, SPS or any Affiliate Successor Servicer;
  (e) the average of the Portfolio Yield for any three consecutive Collection Periods is less than the sum of the average Certificateholder's Interest Rate for the Remittance Dates for such Collection Periods and the sum of the average Servicing Fee Rate for such Collection Periods;
  (f) HSB, SPST, SPS or any Affiliate Successor Servicer is not directly or indirectly owned or controlled by the Limited Guarantor or, if HSB, SPST, SPS or any Affiliate Successor Servicer are so owned or controlled, the long-term unsecured debt of the Limited Guarantor (or successor thereof by merger, consolidation or otherwise) is not rated at least BBB- by S&P and Baa3 by Moody's; it being understood that for the purposes of this clause (f), "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise;
  (g)  [reserved];
  (h) Except as permitted hereunder, SPS or any Affiliate Successor Servicer resigns as Servicer;
  (i) HSB at any time fails to be "adequately capitalized" for a period of 30 consecutive days, as such term is defined by the appropriate federal regulatory body for the purposes of the Prompt Corrective Action Regulations;
  (j) HSB fails to pay any Debt exceeding in the aggregate $10,000,000, or any interest or premium thereon or any installment thereof, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other default under any agreement or instrument relating to any Debt exceeding in the aggregate $10,000,000, or any other event, occurs and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any Debt exceeding in the aggregate $10,000,000 is declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;
  (k) the Internal Revenue Service files notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of HSB in excess of $1,000,000 and such lien is not released within 30 days, or the Pension Benefit Guaranty Corporation files, or indicates its intention to file, notice of a lien in excess of $1,000,000. pursuant to Section 4068 of ERISA with regard to any of the assets of HSB;
  (l) subject to the proviso hereto, the Seller Amount calculated with respect to any Collection Period End Date is equal to less than (i) 5% of the Receivables Balance on such Collection Period End Date, plus, (ii) if applicable, (x) if at such time the long-term unsecured debt rating of United Airlines Corporation is less than B+ by S&P or B1 by Moody's, an amount equal to the greater of (A) the amount of Receivables created due to new charges during the immediately preceding Collection Period from Accounts with respect to which United Airlines Corporation is the Merchant and (B) the monthly average of Receivables created due to new charges during the immediately preceding three Collection Periods on Accounts with respect to which United Airlines Corporation is the Merchant, and (y) if at such time the long-term unsecured debt rating of AMR Corp. is less than B+ by S&P or B1 by Moody's, an amount equal to 66.67% of the greater of (A) the amount of Receivables created due to new charges during the immediately preceding Collection Period from Accounts with respect to which American Airlines, Inc. is the Merchant and (B) the monthly average of Receivables created due to new charges during the immediately preceding three Collection Periods on Accounts with respect to which American Airlines, Inc. is the Merchant; provided, that a Termination Event that occurs by reason of the operation of clause (i) and/or (ii) above, unless cured prior thereto, shall be deemed to occur on the tenth day following such Collection Period End Date;
  (m) as of any Determination Date, the aggregate balances of the Principal Receivables in Accounts with respect to any Merchant as of the close of business on the immediately preceding Collection Period End Date exceeded the Concentration Limit with respect to such Merchant on such date and, other than as a result of its failure to satisfy the condition set forth in clause (iii) of Section 2.6(b), HSB fails to remove a number of Accounts with respect to such Merchant pursuant to Section 2.6 or, other than as a result of its failure to satisfy the conditions set forth in clause (iii) of Section 2.5(b), HSB fails to add a number of Additional Accounts pursuant to Section 2.5, in each case, such that the aggregate balances of all Principal Receivables in the Accounts with respect to such Merchant as of the close of business on the second Collection Period End Date following such Collection Period exceeded the Concentration Limit with respect to such Merchant on such date.
  Section 6.2  Remedies.  If (i) a Termination Event described in paragraph
(d) of Section 6.1 above shall have occurred, the Termination Date shall thereupon automatically occur, (ii) if a Termination Event described in paragraphs (e) or (l) of Section 6.1 shall have occurred, the Termination Date shall automatically occur upon the expiration of the cure period set forth in such Termination Events, if any, and (iii) if any other Termination Event specified in Section 6.1 shall have occurred, the Agent shall have the right to declare by written notice to HSB any Remittance Date occurring at least seven days after such notice as the Termination Date. This Section 6.2 constitutes written notice by the Agent to HSB that the Termination Date shall automatically occur in the circumstances and at the times described in clauses
(i) and (ii) above. No additional notice of any kind shall be required as a condition of the occurrence of the Termination Date in the circumstances described in said clauses. Upon the occurrence of the Termination Date, the Company shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Uniform Commercial Code and by applicable law in respect thereto. If (i) a Termination Event described in paragraph (d) or (i) of Section 6.1 shall have occurred or (ii) a Servicer Transfer Event shall have occurred, the Agent may, by notice given in writing to SPS (a "Servicer Termination Notice"), terminate all of the rights and obligations of SPS as Servicer under this Agreement; provided, however, that no such termination shall affect the obligations of SPS under Section 7.1 or
Section 7.2, which obligations shall survive any such termination. If SPS disputes the occurrence of a Servicer Transfer Event described in paragraph
(ii) or (v) of the definition thereof, SPS and the Agent shall, in order to resolve such dispute in an expedited manner, submit such dispute to the American Arbitration Association, New York, New York, pursuant to the Association's expedited arbitration rules; provided that, reasonable out-of-pocket expenses of the prevailing party (including, without limitation, fees and expenses of counsel to each party) shall be paid by the non-prevailing party; provided further that, if such dispute is not resolved within 30 days after the Agent notifies SPS of the occurrence of a Servicer Transfer Event, SPS must terminate its activities as the Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute. If SPS disputes the occurrence of a Servicer Transfer Event described in paragraph (ii) or (v) of the definition thereof, such Servicer Transfer Event shall not be deemed to have occurred for the purposes of this Agreement until the determination through arbitration that such Servicer Termination Event has in fact occurred or, if earlier, on the thirty-first day after the Agent notifies SPS of such occurrence. Notwithstanding any termination of the rights and obligations of SPS as Servicer, SPS shall remain responsible for any acts or omissions to act by it as Servicer prior to such termination.
  Section 6.3 Successor Servicer. (a) After receipt by SPS of a Servicer Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Agent pursuant to Section 6.4, all authority and power of SPS as Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Agent is hereby authorized and empowered (upon the failure of SPS to cooperate) until termination of this Agreement pursuant to Section 4.8 to execute and deliver, on behalf of SPS as attorney-in-fact or otherwise, all documents and other instruments upon the failure of SPS to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.
  (b) SPS agrees to cooperate with the Agent and such Successor Servicer in effecting the termination of the responsibilities and rights of SPS to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of SPS to service the Receivables (and the Purchased Interest therein) provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by SPS for deposit, or which shall thereafter be received with respect to the Receivables.
  (c) SPS shall promptly transfer its electronic records (i.e. its computer tapes and disks on which data relating to the Receivables is stored but, subject to this subsection (c), excluding computer hardware and proprietary or licensed software) relating to the Receivables (and the Purchased Interest therein) to the successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require SPS to disclose to the Successor Servicer information of any kind which SPS reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as SPS shall deem necessary to protect its interest. In addition, the Servicer shall use reasonable efforts to arrange, to the satisfaction of the Agent, such amendments to licenses of computer software as are necessary or desirable to permit the Agent to effect such transfer of servicing.
  Section 6.4 Agent to Act; Appointment of Successor. (a) On and after the receipt by SPS of a Servicer Termination Notice pursuant to Section 6.2, SPS shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Agent in writing or, if no such date is specified in the Servicer Termination Notice, or otherwise specified by the Agent, until a date mutually agreed upon by SPS and the Agent. The Agent shall as promptly as possible after the giving of a Servicer Termination Notice appoint a successor servicer (the "Successor Servicer"). HSB shall have the right to request the Agent to appoint an Affiliate of Limited Guarantor as Successor Servicer but the Agent shall retain the right to appoint the Successor Servicer in its sole discretion. The Successor Servicer appointed by the Agent shall accept its appointment by a written assumption in a form acceptable to the Agent. The Successor Servicer shall agree in any such written assumption that it will not establish a relationship with any Merchant similar to that maintained by HSB with such Merchant pursuant to the Merchant Agreement to which such Merchant is a party. The Agent may obtain bids from any potential successor servicer. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when SPS ceases to act as Servicer, the Agent without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Agent shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of individual revolving credit accounts the Successor Servicer hereunder.
(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to SPS with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on SPS by the terms and provisions hereof, and all references in this Agreement to SPS as servicer shall be deemed to refer to the Successor Servicer; provided, however, that HSB and SPS shall not indemnify the Agent if the acts, omissions or alleged acts or omissions upon which a claim for indemnification arises pursuant to Section 7.1 constitute fraud, gross negligence, or willful misconduct by a Successor Servicer. With the prior written consent of the Agent, the Successor Servicer shall expressly be authorized to delegate any of its duties hereunder to SPS or any of its Affiliates on and after the date of any transfer of servicing pursuant to this
Article VI.
  (c) In connection with such appointment and assumption, the Agent shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation for any Collection Period shall be in excess of 2% per annum on the average amount of the Principal Receivables during such Collection Period.
  (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement pursuant to Section 4.8 and shall pass to and be vested in SPS and, without limitation, SPS is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise,all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with SPS in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables relating to the Purchased Interest. The Successor Servicer shall transfer its electronic records relating to the Receivables to SPS in such electronic form as SPS may reasonably request and shall transfer all other records, correspondence and documents to SPS in the manner and at such times as SPS shall reasonably request. To the extent that compliance with this Section 6.4 shall require the Successor Servicer to disclose to SPS information of any kind which the Successor Servicer deems to be confidential, SPS shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem reasonably necessary to protect its interests.
  (e) It shall be understood and agreed that the Agent may enter into a servicing agreement with such Successor Servicer pursuant to such terms as are consistent with the servicing terms hereof (and no more burdensome to Seller or SPS), as the Agent shall deem necessary or desirable; which terms may provide for the replacement of such Successor Servicer pursuant to such conditions as the Agent shall deem necessary or desirable.
  Section 6.5 Monitoring. If the Agent does not elect to replace SPS or an Affiliate Successor Servicer with a Successor Servicer following the occurrence of a Servicer Transfer Event, the Agent shall have the right to appoint a firm of public accountants to monitor the servicing of the Receivables by SPS or an Affiliate Successor Servicer and to furnish to the Company and the Agent, at the expense of SPS, such letters, certificates or reports thereon as the Company or the Agent shall reasonably request. Any fees of the firm of public accountants retained by the Agent as above provided for work performed subsequent to the curing of such Servicer Transfer Event shall be at the expense of the Agent; provided, however, if the Company or the Agent shall request, SPS or an Affiliate Successor Servicer shall cooperate with such firm in the subsequent monitoring of its servicing of the Receivables pursuant to this Agreement notwithstanding any fees in connection therewith shall not be at the expense of SPS.
                                   ARTICLE VII
                                 INDEMNIFICATION
  Section 7.1 Indemnification. (a) By entering into this Agreement, each of HSB and SPS, jointly and severally (except in the case of Section 7.1(ix) only, each of HSB and SPS, severally and not jointly), agrees to be liable, directly to any Affected Party as a third party beneficiary, for the entire amount of any and all damages, losses, claims, liabilities and any costs and expenses relating thereto or otherwise, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Losses") awarded against or incurred by it arising out of or as a result of this Agreement or the ownership of the Purchased Interest or in respect of any Receivable, any Account or any Credit Card Agreement, excluding, however, (i) Losses to the extent resulting from gross negligence, willful misconduct or fraud on the part of any Affected Party, (ii) recourse for uncollectible Receivables, (iii) any Business Taxes incurred by any Affected Party arising out of or as a result of this Agreement or the ownership of the Purchased Interest or in respect of any Receivable, any Account or any Credit Card Agreement or (iv) any costs and expenses incurred by the Company in the ordinary course of its business (including overhead and periodic legal and auditing fees not principally related to this Agreement) and any other costs and expenses which were not incurred by the Company in connection with this Agreement or the ownership of the Purchased Interest (clauses (i) through (iv) collectively, "Excluded Amounts") (all Losses other than Excluded Amounts being the "Indemnified Amounts"). Without limiting the foregoing (but subject to the exclusions set forth above), HSB and SPS shall pay on demand to each Affected Party any and all amounts necessary to indemnify such Affected Party for Indemnified Amounts relating to or resulting from:
    (i) the creation of the Purchased Interest in any Receivable (A) which is not at the date of the creation of such interest an Eligible Receivable or (B) which thereafter ceases to be an Eligible Receivable;
    (ii) reliance on any representation or warranty made by HSB, the Servicer or the Limited Guarantor (or any of their respective officers) under or in connection with this Agreement, any Determination Date Statement or any other information or report delivered by them pursuant hereto which shall have been false or incorrect in any material respect when made or deemed made;
    (iii) the failure by HSB, the Servicer or the Limited Guarantor to comply with any term, provision or covenant contained in this Agreement, or with any Requirement of Law applicable to any Receivable, any Account or any Credit Card Agreement, or the nonconformity of any Receivable, any Account or any Credit Card Agreement with any Requirement of Law, including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System and the laws and regulations of the various states of the United States of America;
    (iv) the failure to vest in the Company or to transfer to the Company an undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables or other Transferred Property, free and clear of any Lien not contemplated by this Agreement;
    (v) the failure to file, or any delay in filing, UCC financing statements with respect to any Transferred Property as provided herein;
    (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Credit Card Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
    (vii) any investigation, litigation or proceeding directly involving HSB's or SPS's performance of this Agreement or the ownership of the Purchased Interest or in respect of any Receivable or any other Transferred Property;
    (viii) the failure to pay when due any taxes, including without limitation, sales, excise or personal property taxes, payable in connection with the Receivables, the Accounts or the Credit Card Agreements; or
    (ix) so long as SPS is the Servicer, the commingling of Collections at any time with other funds.
  (b) If any Affected Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from HSB or SPS under Section 7.1(a), such Affected Party shall give prompt and timely notice of such attempt to HSB and SPS and HSB and SPS shall have the right, at their respective expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge.
  Section 7.2  Yield Protection.
  (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof
  (w) shall subject an Affected Party to any tax, duty or other charge with respect to the Purchased Interest or any part thereof or shall change the basis of taxation of payments to the Affected Party of any Purchased Interest or interest thereon owned by, owed to or funded by it or any other amounts due under this Agreement in respect of any Purchased Interest owned by or funded by it or its obligations or rights, if any, to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction (including the foreign jurisdiction) in which such Affected Party is incorporated, organized, managed, controlled or is considered to have its principal executive office and by the jurisdiction where such Affected Party is acting for the purposes of this Agreement; or
  (x) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of interest), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or
  (y) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or
  (z) shall impose any other condition affecting any Purchased Interest owned or funded by any Affected Party, or its obligations or rights to provide funding therefor;
and the result of any of the foregoing is or would be
  (A) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (I) an Affected Party funding or making or maintaining any investment in the Purchased Interest, any purchases, reinvestment, or loans or other extensions of credit under the Stand-by Purchase Agreement, or any Credit Advance, or any commitment to such Affected Party with respect to any of the foregoing, or (II) the Agent for continuing its or HSB's relationship with the Company,
  (B) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or the Barton Certificate, or under the Stand-by Purchase Agreement or the Enhancement Agreement with respect thereto, or
  (C) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, subject to compliance with subsection (c) below, at the time specified in the next sentence, after written demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand) shall have been delivered to SPS and the Agent, the Servicer shall pay, but solely from the Purchased Percentage of Finance Charge Collections available therefor pursuant to Section 4.6(a)(viii), to such Affected Party such funds in accordance with Section 4.6(a)(viii). Amounts payable to any Affected Party hereunder shall be paid from the Purchased Percentage of Finance Charge Collections available therefor pursuant to Section 4.6(a)(viii) to such Affected Party, (x) if such written demand has been made on or before the last Business Day of the calendar month in which such amount arose, on the first Remittance Date occurring in the immediately succeeding calendar month and (y) if such demand is made after the last Business Day in the calendar month in which such amount arose, on the Remittance Date occurring in the immediately succeeding calendar month after the month in which the demand was made. It shall be understood and agreed that no demand may be satisfied from funds other than from the Purchased Percentage of Finance Charge Collections available therefor pursuant to Section 4.6(a)(viii) in accordance with the terms of this Agreement. In no case shall the right to make such demand be, or be deemed to be, a separate claim against HSB, SPS, the Limited Guarantor or any Affiliate of any of them or against any of their respective officers, directors, stockholders, employees or agents and any such right is herewith expressly waived.
  (b) Each Affected Party will promptly notify SPS and the Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 7.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation. Before giving any notice to SPS and the Agent pursuant to this Section 7.2, such Affected Party shall take reasonable steps with the consent of SPS (which consent shall not unreasonably be withheld), including without limitation designation of a different applicable lending office (unless such designation will, in the judgment of the Affected Party, be otherwise disadvantageous to such Affected Party), if such reasonable steps would avoid the need for or reduce the amount of any payment that would otherwise be due under this Section 7.2. Notwithstanding the foregoing Section 7.2(a), compensation may be paid to any Affected Party only for any amount arising or accruing both:

    (i) during (x) any time or period commencing not earlier than the date on which such Affected Party notifies SPS and the Agent that it proposes to demand such compensation and identifies to SPS and the Agent the statute, regulation or other basis upon which the claimed compensation is or will be based, and
(y) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Affected Party did not know that such amount would arise or accrue; and

    (ii) within six months prior to any demand therefor, accompanied by a certificate of such Affected Party claiming compensation and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder.
  (c) In determining any amount provided for or referred to in this Section 7.2, an Affected Party may use any commercially reasonable averaging and attribution methods (with the concurrence of SPS, which concurrence shall not be unreasonably withheld) that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this Section 7.2 shall submit to SPS a statement containing a reasonably detailed analysis as to such increased cost or reduced return (including an appropriate and detailed calculation and legal description of the basis therefor), which statement shall, in the absence of demonstrable error, be conclusive and binding upon SPS.
  Section 7.3 Withholding Taxes. If (a) HSB, the Servicer or SPS is required at any time to make any deduction or withholding for or on account of any Tax from any sum owed, paid or payable by HSB, the Servicer or SPS to or for the account of any Affected Party hereunder and (b) such requirement results from a Change in U.S. Tax Law and not from any action or omission by such Affected Party (including any failure by such Affected Party to provide tax forms as required by the Stand-by Purchase Agreement or to conduct its business so that payments to or for the account of such Affected Party hereunder are effectively connected to the conduct by such Affected Party of a trade or business in the United States), the Servicer shall pay, upon written notice setting forth such claim in reasonable specificity, but solely from the Purchased Percentage of Finance Charge Collections available therefor pursuant to Section 4.6(a)(viii), to such Affected Party such funds in accordance with Section 4.6(a)(viii) such additional amount as is necessary to ensure that such Affected Party receives and retains free from any liability, except as provided for in the last sentence of this Section 7.3, a net sum equal to that which such Affected Party would have received and retained had no such deduction or withholding been required or made. Amounts payable to any Affected Party hereunder shall be paid from the Purchased Percentage of Finance Charge Collections available therefor pursuant to Section 4.6(a)(viii) to such Affected Party, (x) if such written demand has been made on or before the last Business Day of the calendar month in which such amount arose, on the first Remittance Date occurring in the immediately succeeding calendar month and (y) if such demand is made after the last Business Day in the calendar month in which such amount arose, on the Remittance Date occurring in the immediately succeeding calendar month after the month in which the demand was made. It shall be understood and agreed that no demand may be satisfied from funds other than from the Purchased Percentage of Finance Charge Collections available therefor pursuant to Section 4.6(a)(viii) in accordance with the terms of this Agreement. In no case shall the right to make such demand be, or be deemed to be, a separate claim against HSB, SPS, the Limited Guarantor or any Affiliate of any of them or against any of their respective officers, directors, stockholders, employees or agents and any such right is herewith expressly waived. If pursuant to this Section 7.3, any Affected Party receives an increased payment with respect to Tax, and such Affected Party also recovers any portion of such Tax from the applicable taxing authority such that the total amount of the payments and the recovered Tax exceeds the amount stated to be payable with respect to such Affected Party, such Affected Party shall remit any such excess to the Servicer, or if the Servicer is a successor Servicer, paid to HSB.

                                   ARTICLE VIII
                              CONDITIONS OF PURCHASE
  Section 8.1 Conditions Precedent. The effectiveness of this Agreement is subject to the condition precedent that, on or before the date of such purchase, the Agent shall have received the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Agent:
  (a) A copy of the resolutions of the Board of Directors of HSB approving this Agreement as amended and restated and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by an officer of HSB;
  (b) certificate of an officer of HSB certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and the Company may conclusively rely until such time as the Agent shall receive from HSB a revised certificate meeting the requirements of this subsection (b));
  (c) A certificate of the Secretary or Assistant Secretary of SPST certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and the Company may conclusively rely until such time as the Agent shall receive from SPST a revised certificate meeting the requirements of this subsection(c));
  (d) A copy of the resolutions of the Board of Directors of the Servicer approving this Agreement and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;
  (e) A certificate of the Secretary or Assistant Secretary of the Servicer certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and the Company may conclusively rely until such time as the Agent shall receive from the Servicer a revised certificate meeting the requirements of this subsection (e));
  (f) A certificate of the Secretary or Assistant Secretary of the Limited Guarantor certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and the Company may conclusively rely until such time as the Agent shall receive from the Limited Guarantor a revised certificate meeting the requirements of this subsection (f));
  (g)  The Cash Collateral Deposit Agreement, duly executed and delivered;
  (h)  Confirmation of initial deposit into Cash Collateral Account;
  (i) Opinion of Counsel to HSB, SPS, the Limited Guarantor, SPST and the Cash Collateral Depositor as to corporate authority, etc. in substantially in the form of Exhibit G;
  (j) Opinion of Counsel to HSB, SPS and the Cash Collateral Depositor regarding perfection in the Cash Collateral Account in substantially the form of Exhibit H; and
  (k) Letter from each Rating Agency confirming its ratings on the Company's Commercial Paper.
  Section 8.2 Conditions Precedent to Effectiveness, Additional Accounts, Removed Accounts and Maintenance of Net Certificate Amount Each increase of the Certificate Amount pursuant to Section 2.4, each addition of Accounts pursuant to Section 2.5 and each removal of Accounts pursuant to Section 2.6
(a) and (b) shall be subject to the conditions precedent that on the date of such purchase, increase, addition, removal or remittance the following statements shall be true (and HSB shall be deemed to have certified that):
  (a) The representations and warranties contained in Article III are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day; and
  (b) No event has occurred and is continuing, or would result from such purchase, increase, addition, removal or remittance, that constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both.
                                   ARTICLE IX
                             THE LIMITED GUARANTEE
  Section 9.1  Limited Guarantee.
  (a) The Limited Guarantor hereby unconditionally and irrevocably guarantees (the "Limited Guarantee") to the Company the prompt performance by HSB, SPS and any Affiliate Successor Servicer of their respective duties to deposit to the relevant Account and/or pay over to the Company Collections actually received and processed by them as and when required by the terms of this Agreement (the "Guaranteed Obligation"). The Guaranteed Obligation shall include performance by HSB, SPS or any Affiliate Successor Servicer of their respective duties to deposit or pay over Collections actually received and processed by them, but not deposited or paid over in accordance with the terms of this Agreement on the grounds that a court in connection with insolvency proceedings with respect to any of them has determined that such funds were commingled with other funds held or owned by them. Except as set forth in the preceding sentence with respect to commingled funds, it shall be expressly understood and agreed that the Guaranteed Obligation shall not include performance by HSB, SPS or any Affiliate Successor Servicer of their respective duties to deposit or pay over Collections received and processed by them that were required to be paid over to any Person by the IRS or the Pension Benefit Guaranty Corporation ("PBGC") with a claim to such Collections superior to that of the Company. The Limited Guarantor hereby agrees to make any such payment to the Agent by 11:00 a.m., New York City time, on the Remittance Date by wire transfer of immediately available funds to the Agent's Account. The Limited Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and expenses of counsel) which may be paid or incurred by the Company or the Agent in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Section 9.1. The Limited Guarantee shall remain in full force and effect until the Net Certificate Amount has been reduced to zero and all other amounts due to the Company or the Agent have been paid in full.
  (b) The Limited Guarantor waives any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligation and notice of or proof of reliance by the Company or the Agent upon the Limited Guarantee or acceptance of the Limited Guarantee; the Guaranteed Obligation shall conclusively be deemed to have been contracted or incurred in reliance upon the Limited Guarantee; and all dealings between HSB, SPS, any Affiliate Successor Servicer and the Limited Guarantor, on the one hand, and the Company and the Agent, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Limited Guarantee. Except as provided in subsection (a) above, the Limited Guarantor waives diligence, protest, demand for payment and notice of default or nonpayment to or upon the Limited Guarantor with respect to the Guaranteed Obligation. The Limited Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of any provision of this Agreement or any collateral security therefor or right of offset with respect thereto at any time or from time to time held by the Company, the Agent, Societe Generale or any Bank, (ii) any defense, set off, counterclaim (other than a defense of payment) which may at any time be available to or be asserted by HSB, SPS or any Affiliate Successor Servicer against the Company or the Agent or (iii) any circumstances whatsoever (with or without notice to or knowledge of HSB, SPS, any Affiliate Successor Servicer or the Limited Guarantor) which constitutes or might be construed to constitute, an equitable or legal discharge of HSB, SPS or any Affiliate Successor Servicer for the Guaranteed Obligation, or of the Limited Guarantee, in bankruptcy or in any other instance. When the Company or the Agent on behalf of the Company is pursuing the Company's rights and remedies under the Limited Guarantee against the Limited Guarantor, the Agent or the Company may, but shall be under no obligation to, pursue such rights or remedies as it may have against HSB, SPS or any Affiliate Successor Servicer or any other Person or against any collateral security therefor or any right of offset with respect thereto and any failure by the Agent, the Company, Societe Generale or any Bank to pursue such other rights or remedies or to collect any payments from HSB, SPS or any Affiliate Successor Servicer or any such other Person or to realize upon any such collateral security or to exercise any such right of offset, or any release of HSB, SPS, or any Affiliate Successor Servicer or any such other Person or any such collateral security or right of offset, shall not relieve the Limited Guarantor of any liability under the Limited Guarantee, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Company and the Agent against the Limited Guarantor.
  (c) The Limited Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Company or the Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of HSB, SPS or any Affiliate Successor Servicer or upon or as a result of the appointment of a receiver, intervenor or conservator or, trustee or similar officer for, HSB, SPS or any Affiliate Successor Servicer or any substantial part of its property, or otherwise, all as though such payment had not been made.
  (d) No failure on the part of the Agent or the Company to exercise, and no delay in exercising, any right under the Limited Guarantee shall operate as a waiver thereof; nor shall any single or partial exercise of any right under the Limited Guarantee preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided in this Article IX are cumulative and not exclusive of any rights or remedies provided by law.
                                     ARTICLE X
                                    THE AGENT
  Section 10.1 Authorization and Action. The Company hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.
  Section 10.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Agent under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting the Receivables as Servicer pursuant to Section 6.4), except for its or their own gross negligence or willful misconduct or fraud. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for HSB, SPS, the Servicer or the Limited Guarantor), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(b) makes no warranty or representation to the Company or any other holder of any interest in the Transferred Property and shall not be responsible to the Company or any such other holder for any statements, warranties or representations made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of HSB, the Servicer or the Limited Guarantor or to inspect the property (including the books and records) of HSB, SPS, the Servicer or the Limited Guarantor; (d) shall not be responsible to the Company or any other holder of any interest in the Transferred Property for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Barton Certificate; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.
  Section 10.3 Agent and Affiliates. Societe Generale and any of its Affiliates may generally engage in any kind of business with HSB, SPS, the Servicer, the Limited Guarantor or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of HSB, SPS, the Servicer, the Limited Guarantor or any Obligor or any of their respective Affiliates, all as if Societe Generale were not the Agent and without any duty to account therefor to the Company or any other holder of an interest in the Transferred Property.
                                  ARTICLE XI
                       ASSIGNMENT OF PURCHASED INTEREST
  Section 11.1 Restrictions on Assignments. The Company may not assign the Purchased Interest to any Person without the prior written consent of HSB; provided, however, that
    (i) The Company may assign, or grant a security interest in, the Purchased Interest (or any portion thereof) to Societe Generale (or successor thereof by merger, consolidation or otherwise) or any Affiliate of Societe Generale (which may then assign the Purchased Interest (or any portion thereof) so assigned or any interest therein to any other Affiliate of Societe Generale); and
    (ii) The Company may assign and grant a security interest in any interest in, to and under the Purchased Interest, this Agreement and the Barton Certificate to the Collateral Agent, and any successor in such capacity to secure the Company's obligations under or in connection with the Commercial Paper, the Stand-by Purchase Agreement, the Enhancement Agreement and any letter of credit issued thereunder, and certain other obligations of the Company incurred in connection with the funding of the Purchased Interest. Notwithstanding the foregoing, the Company shall be permitted to assign the Purchased Interest (or any portion thereof) to an assignee pursuant to clause
(i) of Section 11.1 above or to a successor Collateral Agent pursuant to clause
(ii) of Section 11.1 above only if, prior to such assignment, the assignee executes and delivers to the Company a confidentiality agreement containing the confidentiality requirements set forth in Section 12.12. The Company shall notify HSB of any assignment pursuant to clause (i) of Section 11.1 or to a successor Collateral Agent pursuant to clause (ii) of Section 11.1.
  Section 11.2 Rights of Assignee. Upon assignment by the Company of the Purchased Interest (or portion thereof) in accordance with this Article XI, the assignee receiving such assignment shall have all of the rights of the Company hereunder with respect to the Purchased Interest (or portion thereof).
  Section 11.3 Evidence of Assignment; Endorsement on Barton Certificate. Any assignment of the Purchased Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment in substantially the form of Exhibit J or by such other instruments or documents as may be satisfactory to the Company, the Agent and the assignee. The Company authorizes the Agent to, and the Agent agrees that it shall endorse the Barton Certificate to, reflect any assignments made pursuant to this Article XI or otherwise.
  Section 11.4 Rights of the Banks and Collateral Agent. HSB hereby agrees that, upon notice to HSB, the Collateral Agent may exercise all the rights of the Agent hereunder, with respect to the Purchased Interest (or portions thereof), and Collections with respect thereto, which are owned by the Company, and all other rights and interests of the Company in, to and under this Agreement and the Barton Certificate. Without limiting the foregoing, upon such notice, the Collateral Agent may (i) give HSB and the Servicer notice of the occurrence of an Intermediate Event, (ii) give a Servicer Termination Notice pursuant to Section 6.2 and (iii) direct the Servicer to take those actions provided for in Section 4.10, in each case, to the same extent as the Agent might have done.
                                     ARTICLE XII
                                    MISCELLANEOUS
  Section 12.1 Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by prepaid Telex, facsimile or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this
Section 12.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective Telex or facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:
    If to the Company:
       Barton Capital Corporation
       6707-D Fairview Road
       Charlotte, North Carolina 28210
       Attention:  Douglas K. Johnson
       Tel. No. 704/365-0569
       Facsimile No. 704/365-1362
    (with a copy to the Agent)
    If to HSB:
       Hurley State Bank
       2500 Lake Cook Road
       Riverwoods, Illinois 60015
       Attention: Robert L. Wieseneck
       Tel. No. 847/405-0900
       Facsimile No. 847/405-3854
    With a copy to:
       Dean Witter, Discover & Co.
       Office of the Treasurer
       Two World Trade Center, 56th Floor
       New York, New York 10048
       Attention: Birendra Kumar
       Dean Witter, Discover & Co.
       2500 Lake Cook Road
       Riverwoods, Illinois 60015
       Attention: Michael J. Hartigan, Jr.
    If to SPS:
       SPS Payment Systems, Inc.
       2500 Lake Cook Road
       Riverwoods, Illinois 60015
       Attention: Robert L. Wieseneck
       Tel. No. (847) 405-0900
       Facsimile No. (847) 405-3854
    With a copy to:
       Dean Witter, Discover & Co.
       Office of the Treasurer
       Two World Trade Center, 56th Floor
       New York, New York 10048
       Attention: Birendra Kumar
       Dean Witter, Discover & Co.
       2500 Lake Cook Road
       Riverwoods, Illinois 60015
       Attention: Michael J. Hartigan, Jr.
    If to SPST:
       SPS Transaction Services, Inc.
       2500 Lake Cook Road
       Riverwoods, Illinois 60015
       Attention: Robert L. Wieseneck
       Tel. No. (847) 405-0900
       Facsimile No. (847) 405-3854
    With a copy to:
       Dean Witter, Discover & Co.
       Office of the Treasurer
       Two World Trade Center, 56th Floor
       New York, New York 10048
       Attention: Birendra Kumar
       Dean Witter, Discover & Co.
       2500 Lake Cook Road
       Riverwoods, Illinois 60015
       Attention: Michael J. Hartigan, Jr.
    If to the Limited Guarantor:
       Dean Witter, Discover & Co.
       Office of the Treasurer
       Two World Trade Center, 56th Floor
       York, New York 10048
       Attention: Birendra Kumar
    If to the Agent:
       Societe Generale
       1221 Avenue of the Americas
       New York, New York  10020
       Attention:  Barry Wood
       Tel. No. (212) 278-7237
       Facsimile No. (212) 278-7320
  Section 12.2 Successors and Assigns. This Agreement shall be binding upon HSB, SPS, SPST, the Servicer, the Limited Guarantor, the Agent and the Company and their respective successors and assigns and shall inure to the benefit of HSB, SPS, SPST, the Servicer, the Limited Guarantor, the Agent and the Company and their respective successors and assigns; provided that, except as otherwise expressly provided herein, HSB, SPS, SPST, the Servicer and the Limited Guarantor shall not assign any of their rights or obligations hereunder without the prior written consent of the Company and the Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Net Certificate Amount has been reduced to zero and all other amounts due to the Company and the Agent have been paid in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the parties hereto pursuant to Article III and the indemnification provisions of Article VII and Section 12.10 shall be continuing and shall survive any termination of this Agreement.
  Section 12.3 Severability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
  Section 12.4 Amendments; Governing Law. This Agreement and the rights and obligations of the parties hereunder (i) may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought and (ii) shall be construed in accordance with and governed by the laws of the State of Illinois.
  Section 12.5 HSB's Obligations. It is expressly agreed that, anything contained in this Agreement to the contrary notwithstanding, HSB shall be obligated to perform all of its obligations under the Accounts to the same extent as if the Company had no interest in the Transferred Property and the Company shall have no obligations or liability under the Accounts to any Obligor by reason of or arising out of this Agreement nor shall the Company be required or obligated in any manner to perform or fulfill any of the obligations of HSB under or pursuant to any of the Accounts.
  Section 12.6 No Bankruptcy Petition Against the Company. HSB, the Servicer and the Limited Guarantor covenant and agree and any Successor Servicer or Affiliate Successor Servicer shall covenant and agree that prior to the date which is one year and one day after the payment in full of all short-term promissory notes issued by the Company it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal state bankruptcy or similar law.
  Section 12.7 Setoff. HSB, SPS, SPST, the Servicer and the Limited Guarantor hereby irrevocably and unconditionally waive all right of set-off that they may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of HSB, SPS, SPST, the Servicer or the Limited Guarantor.
  Section 12.8 No Recourse. Except as otherwise expressly provided in this Agreement, it is understood and agreed that HSB, the Servicer and the Limited Guarantor shall not be liable for the payment of principal of Liquidity Purchases, Commercial Paper or the payment of Credit Advances or other losses suffered by the Company in respect of the Barton Certificate. The preceding sentence shall not relieve HSB, the Servicer and the Limited Guarantor from any liability hereunder with respect to its representations, warranties, covenants and other payment and performance obligations herein described.
  Section 12.9  Costs and Expenses.
  (a) All costs and expenses incurred by the Company or the Agent in connection with (i) the preparation, execution, delivery and periodic auditing of this Agreement, the Barton Certificate and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) any amendments or modifications (or supplements) to this Agreement, the Barton Certificate and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith requested by HSB, the Limited Guarantor or SPS and (iii) the enforcement of the obligations of HSB, the Limited Guarantor or SPS hereunder, under the Barton Certificate or any other document furnished pursuant hereto or in connection herewith or therewith, including reasonable attorneys' fees and expenses, shall be paid by HSB on demand.
  (b) In addition, HSB agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Barton Certificate or the other documents to be delivered hereunder or thereunder and agrees to indemnify the Agent and the Company against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
  Section 12.10 No Waiver; Remedies. No failure on the part of the Agent or the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
  Section 12.11 Further Assurances. HSB agrees to do such further acts and things and to execute and deliver to the Company or the Agent such additional assignments, agreements, powers and instruments as are reasonably required by the Agent to carry into effect the purposes of this Agreement or to better assure and confirm unto the Company or the Agent its rights, powers and remedies hereunder.
  Section 12.12 Confidentiality. The Company and the Agent shall not, without the prior written consent of HSB or SPS, disclose to any Person not party to this Agreement any information with respect to the Receivables, the Accounts or the Merchants contained in any computer records, analyses, compilations, data, studies or other documents or other information with respect to the Receivables, the Accounts or the Merchants (the "Information") furnished at any time to the Company or the Agent hereunder; provided, however, that the Company and the Agent may disclose to any Person such portion of the Information which
(a) is or has been filed with any Governmental Authority by HSB, SPS or any Affiliate thereof and is generally available to the public, (b) the Agent, the Company or any assignee of the Company is required to disclose by law or by any Governmental Authority, or (c) the Agent, in good faith, believes is necessary or desirable to disclose to any actual or potential lender to the Company and to any actual or potential participant or assignee of any such lender (provided, in each case, such Person agrees to confidentiality provisions similar to those herein and is not a direct competitor of HSB and SPS in the private label credit card business) or (d) the Agent, in good faith, believes is necessary or desirable to disclose to a rating agency then rating the Company's or the Agent's securities; provided, that, if the Agent or the Company advises HSB or SPS that, in the good faith judgment of the Company or the Agent, it is necessary or advisable to disclose certain Information in a legal or administrative proceeding, HSB or SPS shall use its best efforts to render such Information to the Agent or the Company in a format acceptable to HSB or SPS and the Agent or the Company or otherwise to accommodate the reasonable needs of HSB or the Agent; provided, further, that, without limiting the foregoing, the Agent may disclose Information relating to the Account Schedule delivered to the Agent from time to time (1) to a Successor Servicer or (2) with the consent of HSB, to bona fide creditors or potential creditors of HSB for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement. The Agent shall use reasonable efforts to promptly notify by telephone one of the persons listed on
Schedule III of the Agent's intent to disclose any Information pursuant to clause (c) above. The Agent shall promptly notify HSB of the disclosure of any Information to any Person pursuant to clause (b) above. The Agent shall provide HSB with notice ten Business Days prior to disclosure of any Information to any Person pursuant to clause (2) above.
  Section 12.13 Company's Purchase Decision. The Company, with the assistance of its financial advisors, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Barton Certificate. The Company is able to bear the economic risk of its investment in the Barton Certificate for an indefinite period of time. The Company has had an opportunity to ask questions and receive answers concerning the Barton Certificate and has had full access to such other information concerning HSB and the transactions contemplated hereby as it has requested. The Company hereby represents that it is acquiring the Barton Certificate for its own account with the present intention of holding such security for purposes of investment, and that it has no intention of selling the Barton Certificate in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained shall prevent the Company from assigning the Barton Certificate in compliance with Article XI.
  Section 12.14 Rating Agency Notices. The Company agrees to deliver to Moody's and S&P copies of any notices received by the Company pursuant to Sections 2.3(b), 2.5(b)(i), 2.6(b)(i), and 2.7(b)(i) hereof, and agrees to deliver to Moody's and S&P copies of any notice given by the Company pursuant to Section 11.1 hereof, in each case promptly after receipt or delivery by the Company thereof, as the case may be.
  Section 12.15 Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.
  Section 12.16 Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

  IN WITNESS WHEREOF, HSB, SPS, the Limited Guarantor, the Agent and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
                                         HURLEY STATE BANK, as Seller

                                         By:  /s/ Robert L. Wieseneck
                                         Name:  Robert L. Wieseneck
                                         Title:  President
                                         DEAN WITTER, DISCOVER & CO., as
                                         Limited Guarantor

                                         By:  /s/ Thomas C. Schneider
                                         Name:  Thomas C. Schneider
                                         Title:  Executive Vice President
                                                 and Chief Financial Officer

                                         SPS PAYMENT SYSTEMS, INC., as Servicer

                                         By:  /s/ Robert L. Wieseneck
                                         Name:  Robert L. Wieseneck
                                         Title:  President and Chairman of
                                                 the Board

                                         BARTON CAPITAL CORPORATION, as
                                         Purchaser

                                         By:  /s/  Elizabeth S. Eldridge
                                         Name: Elizabeth S. Eldridge
                                         Title:  Vice President

                                         SOCIETE GENERALE, as the Agent

                                         By:  /s/  Martin J Finan
                                         Name:  Martin J. Finan
                                         Title:  Director


Agreed solely with respect
to Section 4.11:

SPS TRANSACTION SERVICES, INC.


By:  /s/ Robert L. Wieseneck
  Name:  Robert L. Wieseneck
  Title:  President and Chief Executive Officer